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Discussion Materials January 5, 2008

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Table of Contents Draft I. Situational Analysis II. Strategic Alternatives III. Appendix I. High Yield Market Conditions Wachovia Securities is the trade name for the corporate and investment banking services of Wachovia Corporation and its subsidiaries. Debt and equity underwriting, trading, research and sales, loan syndications agent services, and corporate finance and M&A advisory services are offered by Wachovia Capital Markets, LLC, member FINRA, NYSE and SIPC. Mezzanine capital, private equity, municipal securities trading and sales, cash management, credit, international, leasing and risk management products and services are offered by various non-broker dealer subsidiaries of Wachovia Corporation. Project Double Barrel 2

DRAFT
Strategic Alternatives in Perspective Draft Strategic Alternatives Renegotiate Status Quo Existing Credit Agreement Use Asset Sale Eliminate Growth Compliant with debt Proceeds to Repay covenants? No Capital Debt Expenditures Issue Convertible Yes Security to Repay Reduce Current Compliant with debt Distribution per Debt covenants? No Unit Issue Subordinated Yes Debt to Repay Compliant with debt Debt No covenants? Issue New Equity Yes to Repay Debt Maximizes unitholder value? Merger Yes Yes Yes Restructure / Go Private Project Double Barrel 3

DRAFT

Strategic Alternatives Summary

	Description	Highlights	Considerations
Status Quo	▪ Maintain current status without any changes to operations, organizational structure or capital structure.	▪ Recovery/compliance dependent on sharp increase in near term commodity prices.	▪ Covenant problem requires pursuing a strategic solution. ▪ Likely no access to capital markets. ▪ Small market cap exacerbates risk.
Renegotiate Credit Agreement	▪ Restructure current credit agreement to provide temporary covenant relief.	▪ Preserves asset base and future upside. ▪ Minimizes investor dilution.	▪ Potential for bank group defections. ▪ Size of covenant problem. ▪ Likely onerous terms.
Use Asset Sale Proceeds to Partially Repay Existing Debt	▪ Partially monetize existing assets and use net proceeds to repay debt.	▪ Provides proceeds relatively near term to repay bank debt.	▪ Highest quality assets would need to be sold. ▪ Limited universe of buyers. ▪ Negative impact on revolver availability. ▪ Remaining entity too small to remain public.
Issue Convertible to Partially Repay Existing Debt	▪ Delever through the issuance of convertible security. Proceeds used to repay bank debt.	▪ Strengthens balance sheet. ▪ Preserves independence.	▪ Significant execution risk. ▪ Equity dilution. ▪ Unitholder approval needed.
Issue Sub. Debt to Partially Repay Existing Debt	▪ Issue deeply subordinated bridge loan and use proceeds to repay bank debt.	▪ Provides unitholders ability to retain upside without immediate dilution. ▪ Preserves independence.	▪ Requires consent of existing lenders. ▪ Dilution if refinanced with new equity.
Issue New Equity to Partially Repay Existing Debt	▪ Apply net proceeds from common equity issuance to existing debt in order to comply with debt covenants.	▪ Strengthens balance sheet. ▪ Preserves independence.	▪ Significant execution risk and dilution to existing unitholders. ▪ Permanently impairs the value of HPGP's sub units and IDRs. ▪ Unitholder approval needed.
Merger	▪ Combine with peer to extract synergies and potentially alleviate credit concerns.	▪ Preserves equity holder participation in future recovery. ▪ Diversification.	▪ Loss of control. ▪ Limited universe of partners.
Restructure / Go Private	▪ Cease to be publicly traded entity.	▪ Avoids downside risk to unitholders associated with other alternatives. ▪ Provides immediate liquidity to equity holders. ▪ May be easier to grow as private company.	▪ Reputational risk if not perceived correctly. ▪ Litigation risk if not valued fairly. ▪ Additional equity investments needed.

Wachovia Securities

Project Double Barrel ■ 4
Situational Analysis Project Double Barrel 5

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1-Year Price Performance – HLND and HPGP Draft 1/25/08 – HLND and HPGP 3/19/08 – HLND and HPGP 7/25/08 – HLND and HPGP 10/24/08 – HLND and increase distributions to announce resignation of increase distributions to HPGP increase distributions $0.7950 from $0.7550 and CFO Ken Maples $0.8625 from $0.8275 and to $0.8800 from $0.8625 $0.2550 from $0.2300, 4/25/08 – HLND and HPGP $0.3050 from $0.2800, increase distributions to and $0.3175 from respectively respectively $0.8275 from $0.7950 and $0.3050, respectively $0.2800 from $0.2550, 2/21/08 – HLND 8/7/08 – HLND and respectively $60 and HPGP report HPGP report Second-Fourth-Quarter 2007 Quarter 2008 results 11/6/08 – HLND 5/8/08 – HLND and results and HPGP report HPGP report First-Third-Quarter 2008 Quarter 2008 results 10/23/08 – HLND and results $50 HPGP receive $12.1 million from SemCrude bankruptcy proceedings 11/18/08 – HLND and HPGP announce $40 fiscal year 2009 guidance $30 $20 $10 $5.13 $2.37 $0 12/31/07 12/30/07 2/22/08 4/17/08 6/9/08 7/30/08 9/19/08 11/10/08 12/31/08 Source: FactSet, Hiland press releases HLND HPGP Project Double Barrel 6

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HLND Price Performance Draft HLND vs. Public Comparables — IPO to Present 250 200 150 Indexed Price 100 50 (61%) (77%) 0 HLND’s unit price had 2/10/05 8/31/05 3/22/06 10/11/06 5/02/07 11/21/07 6/11/08 12/31/08 outperformed its peer Hiland Partners, LP Gathering & Processing Index 1 group from the time HLND vs. Public Comparables — 8/31/08 to Present of its IPO until 120 recently 100 80 Indexed Price 60 40 (68%) 20 (89%) 0 8/31/08 8/29/08 9/18/08 10/09/08 10/30/08 11/19/08 12/10/08 12/31/08 Hiland Partners, LP Gathering & Processing Index 1 Source: FactSet 1 Includes APL, CPNO, XTEX, DPM, EROC, EXLP, MWE, KGS, RGNC, NGLS, WES and WPZ Project Double Barrel 7

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HPGP Price Performance Draft HPGP vs. Public Comparables — IPO to Present 250 200 150 Indexed Price 100 50 (82%) (87%) (88%) 0 Like HLND, HPGP has 9/20/06 1/17/07 5/16/07 9/12/07 1/09/08 5/07/08 9/03/08 12/31/08 HPGP XTXI AHD seen its unit price fall HPGP vs. Public Comparables — 8/31/08 to Present sharply since the end of the summer 120 100 80 Indexed Price 60 40 20 (87%) (88%) (89%) 0 8/31/08 8/29/08 9/15/08 10/03/08 10/21/08 11/07/08 11/25/08 12/12/08 12/31/08 HPGP XTXI AHD Source: FactSet Project Double Barrel 8

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Price Performance Relative to Commodities Draft HLND, HPGP, Oil, NGLs & Natural Gas — HLND IPO to Present 350 300 250 200 150 100 (5%) (9%) (20%) 50 (77%) 0 (87%) 2/10/05 10/4/05 5/30/06 1/23/07 9/14/07 5/12/08 12/31/08 Both Hiland’s unit HLND HPGP Oil Natural Gas NGLs 1 price and commodity HLND, HPGP, Oil, NGLs & Natural Gas — 8/31/08 to Present prices have declined 120 in recent months 100 (23%) 80 60 40 (58%) (65%) 20 (89%) (89%) 0 9/2/08 8/31/08 9/18/08 10/6/08 10/22/08 11/7/08 11/25/08 12/15/08 12/31/08 1 HLND HPGP Oil Natural Gas NGLs Source: FactSet 1 Natural Gas Liquids is a weighted average of Mont Belvieu C2, C3, nC4, iC4 and C5 Project Double Barrel 9

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Premiums Paid Analysis and Historical Trading of HLND and HPGP

Premiums Paid Analysis (All Transactions)[1]

	U.S. Based Acquisitions January 2000 - Present		
	One Day Prior	One Week Prior	Four Weeks Prior
Mean	35.1%	36.2%	40.1%
Median	26.5%	28.4%	29.6%
25th Percentile	14.3%	15.0%	15.7%
75th Percentile	43.3%	45.0%	47.2%
HLND Unit Price	$5.13	$3.91	$8.36
HLND Implied Price Per Unit at Median	$6.49	$5.02	$10.84
HPGP Unit Price	$2.37	$1.97	$3.30
HPGP Implied Price Per Unit at Median	$3.00	$2.53	$4.28

[1] U.S. transactions; Deal size between $50 Million and $250 Million

Premiums Paid Analysis (Cash Transactions)[1]

	U.S. Based Acquisitions January 2000 - Present		
	One Day Prior	One Week Prior	Four Weeks Prior
Mean	38.5%	39.4%	42.4%
Median	29.8%	30.0%	32.3%
25th Percentile	15.3%	16.5%	16.2%
75th Percentile	48.6%	49.6%	47.3%
HLND Unit Price	$5.13	$3.91	$8.36
HLND Implied Price Per Unit at Median	$6.66	$5.08	$11.06
HPGP Unit Price	$2.37	$1.97	$3.30
HPGP Implied Price Per Unit at Median	$3.08	$2.56	$4.37

[1] U.S. transactions; Deal size between $50 Million and $250 Million

HLND 12-Month Units Traded Analysis (as of 12/31/08)



31.2%
5.5%
6.6%
16.5%
2.7%
28.6%
8.8%

Unit Price	$0.00 - $10.00	$10.00 - $12.00	$12.00 - $17.00	$17.00 - $27.00	$27.00 - $37.00	$37.00 - $47.00	$47.00+
Premium to 12/31/08 price	(100.0%) - 53.8%	53.8% - 84.6%	84.6% - 161.5%	161.5% - 315.4%	315.4% - 469.2%	469.2% - 623.1%	623.1% - 669.2%
% Public Float	31.2%	5.5%	6.6%	16.5%	2.7%	28.6%	8.8%
Cumulative % of Public Float	31.2%	36.7%	43.3%	59.9%	62.6%	91.2%	100.0%

10-Day VWAP	30-Day VWAP	60-Day VWAP	90-Day VWAP
$4.85	$7.04	$12.66	$14.78

HPGP 12-Month Units Traded Analysis (as of 12/31/08)



14.5%
8.7%
9.8%
13.4%
15.5%
38.2%

Unit Price	$0.00 - $3.00	$3.00 - $5.00	$5.00 - $10.00	$10.00 - $16.00	$16.00 - $22.00	$22.00+
Premium to 12/31/08 price	(100.0%) - 8.3%	8.3% - 80.5%	80.5% - 261.0%	261.0% - 477.6%	477.6% - 694.2%	694.2% - 909.7%
% Public Float	14.5%	8.7%	9.8%	13.4%	15.5%	38.2%
Cumulative % of Public Float	14.5%	23.2%	33.0%	46.3%	61.8%	100.0%

10-Day VWAP	30-Day VWAP	60-Day VWAP	90-Day VWAP
$2.18	$3.10	$6.72	$9.27

Source: CapIQ, Bloomberg

WACHOVIA SECURITIES
Project Double Barrel ■ 10

HLND Equity Research

Research Coverage		
Firm Name	Ratings	Target Price
Raymond James	Buy	$15.00
RBC	Hold	36.00
Barclays	Hold	23.00
Morgan Keegan	Sell	NA
	Average	$24.67
% Buy	25%	
% Hold	50%	
% Sell	25%	

"With the rapid decline in NGL and natural gas prices, and the effective collapse of the processing spreads in the early part of the 4Q/08 has dampen [sic] the outlook for the partnership. We expect to see the management team get defensive and have reduced our growth assumption and required growth capex, as we have done with other MLPs. We expect management to reduce the distribution growth rate to retain cash to fund projects internally."

- ***RBC Capital Markets (Mark Easterbrook) 11/18/08***

"LT growth prospect positive in a normalized commodity and credit market given strong partnership with a key shale producer."

- ***Barclays Capital (Richard Gross) 11/14/08***

"We believe that the commodity price environment has worsened since our downgrade of HLND two weeks ago. We are now estimating that HLND will cut its distribution to a very modest $0.20/unit or 2.8% yield (a significant discount to the 48.6% yield based on the latest distribution declaration), less than the S&P 500. Without a distribution, we do not see any compelling reason to own HLND units until definitive signs of sustained commodity price improvement."

- ***Morgan Keegan (John Edwards) 12/11/08***

Note: Excludes Wachovia Securities

Wachovia Securities

Project Double Barrel ■ 11
Commodity Price History Draft Commodity prices have been in a free fall since late summer, with NGL prices hit particularly hard by the impact of Hurricanes Gustav and Ike shortly after Labor Day. 5-Year Price — Crude Oil / Natural Gas / Natural Gas Liquids1 Average Price Since Current vs. Price At 1/1/2004 1/1/2006 8/31/2008 11/18/2008 1/1/2008 8/31/2008 11/18/2008 Crude Oil $67.36 $79.73 $69.43 $44.84 (53.7%) (58.7%) (9.0%) NGLs $41.98 $48.13 $37.19 $23.54 (63.6%) (64.6%) (10.4%) Natural Gas $5.01 $7.45 $6.59 $6.44 (28.7%) (27.0%) (16.7%) $225 $16 / Bbl) $200 Natural $14 $ $175 $12 $150 $10 $125 $7.51/MMBtu $8 Gas Price ( Oil & NGL Price ( $ $100 Crude / $73.57/Bbl $6 MMBtu) $75 $4 $50$ 28.97/Bbl $25$ 2 $0 $0 1/1/04 12/31/04 12/31/05 12/31/06 12/31/07 12/31/08 12/31/09 12/31/10 12/31/11 12/31/12 12/31/13 Crude Oil Natural Gas Natural Gas Liquids Crude Oil Strip Natural Gas Strip Natural Gas Liquids Strip Source: Historical data from Bloomberg; forward strip prices from Wachovia Commodities 1 Natural Gas Liquids is a weighted average of Mont Belvieu C2, C3, nC4, iC4 and C5 Project Double Barrel 12

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NGL-to-Crude Relationship History Draft The severe price deterioration in NGLs is evident in the deviation from the historical NGL-to-crude ratio. 5-Year NGL-to-Crude Ratio 1 100% Average Since 2004-2007 1/1/2004 Last 2 Years LTM 8/31/2008 90% 65.8% 63.6% 60.5% 54.7% 48.6% 80% 70% 54% 54% 60% 50% 39% 40% 30% 20% 10% 0% 1/1/04 12/31/04 12/31/05 12/31/06 12/31/07 12/31/08 12/31/09 12/31/10 12/31/11 12/31/12 12/31/13 NGL to Crude Ratio NGL to Crude Ratio — Strip NGL- to Crude Ratio - Hiland Projections Source: Historical data from Bloomberg; forward strip prices from Wachovia Commodities; Hiland projections based on NGL to Crude ratios provided by Management and using crude strip prices from Wachovia Commodities 1 Natural Gas Liquids is a weighted average of Mont Belvieu C2, C3, nC4, iC4 and C5 Project Double Barrel 13

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Hiland Capitalization Draft HLND HPGP Total Current unit price (as of 12/31/08) $5.13 $2.37 Equity Market Capitalization $48.9 $51.2 $100.1 Net debt 255.1 0.3 255.4 Enterprise Value 304.0 51.5 355.5 Hiland Partners, LP Capitalization Table (in Millions) 9/30/08 12/31/08 Est.1 Cash $12.1 $1.3 Debt HLND is expected to Credit Facility 262.1 254.1 Capital Lease Obligations 5.2 4.6 end the year only Total Debt 267.3 258.7 slightly within its key Partners’ Equity 139.0 127.9 debt / EBITDA Total Capitalization 406.3 386.6 covenant LTM EBITDA 70.8 68.0 Credit Statistics Debt / LTM EBITDA 3.77x 3.81x Debt / Total Capitalization 65.8% 66.9% 1 Based on HLND’s management guidance Project Double Barrel 14

DRAFT
Hiland EBITDA Price Sensitivity Draft 2009 EBITDA Price Sensitivity to Commodity Prices $80 $70.3 $70 $65.0 $60.6 .$ 60 $51.0 Millions) $50 To maintain the MQD $41.4 in $40 and achieve covenant $ $31.8 ( compliance, Hiland $30 EBITDA requires a 2009E $22.1 $20 EBITDA of $65.0 million, or 57.1% $10 greater than projected $0 at current strip prices 2009 Commodity Prices: -50% -25% Strip1 +25% +50% +75% Crude Oil $27.22 $40.83 $54.44 $68.06 $81.67 $95.28 Natural Gas 3.04 4.56 6.08 7.60 9.12 10.64 NGLs 0.35 0.52 0.69 0.86 1.04 1.21 2009 EBITDA EBITDA to Meet 4.0x Debt/EBITDA Covenant at 12/31/09 Note: Assumes payment of minimum quarterly distributions, with remainder of cash flow used to reduce debt. Differentials held at a constant percent of natural gas strip prices 1 Strip prices as of December 31, 2008 per Wachovia Commodities Project Double Barrel 15

DRAFT

Status Quo

Commentary

- Based on management's operating projections and commodity strip prices as of December 31, 2008, HLND is projected to be in violation of its debt covenants beginning in 2Q 2009.
- Commodity price assumptions:
  - NYMEX natural gas and crude oil prices through 2013 from Wachovia's commodities group
  - NGL prices for 2009 and 2010 from Wachovia's commodities group and from 2011 through 2013 based on historical correlations to crude oil
- Alternatives include:
  - Eliminate capital expenditures
  - Decrease/eliminate equity distributions
  - Renegotiate existing credit agreement
  - Repay debt with proceeds from asset sales
  - Raise convertible security to repay debt
  - Raise new equity to repay debt
  - Merge with another entity
  - Restructure existing enterprise / go private

Status Quo Projections

	2009 Quarterly Projections				Annual Projections				
($ in millions, except per unit amounts)	1Q 2009	2Q 2009	3Q 2009	4Q 2009	2009	2010	2011	2012	2013
Commodity Prices (as of 12/31/08)[1]									
NYMEX Natural Gas	$5.79	$5.78	$6.08	$6.68	$6.08	$7.10	$7.26	$7.20	$7.13
NYMEX Crude Oil	$48.77	$53.51	$56.53	$58.97	$54.44	$63.88	$68.79	$71.14	$72.79
Conway Basket Average	$0.649	$0.657	$0.681	$0.710	$0.674	$0.738	$0.989	$1.023	$1.047
Mt. Belvieu Basket Average	$0.676	$0.695	$0.720	$0.747	$0.710	$0.778	$1.052	$1.088	$1.113
CIG Differential	($1.694)	($1.996)	($2.169)	($1.789)	($1.912)	($2.257)	($2.348)	($2.328)	($2.307)
PEPL Differential	($1.400)	($1.239)	($1.109)	($1.114)	($1.216)	($0.958)	($1.220)	($1.209)	($1.198)
Centerpoint Differential	($1.288)	($1.016)	($1.010)	($1.003)	($1.079)	($0.922)	($1.134)	($1.124)	($1.114)
OGT Differential	($1.400)	($1.239)	($1.109)	($1.114)	($1.216)	($0.958)	($1.111)	($1.102)	($1.091)
Financial Results[2]									
Base EBITDA	$9.2	$10.0	$10.8	$11.5	$41.4	$46.9	$62.0	$63.9	$64.9
Growth EBITDA	0.0	0.0	0.0	0.0	0.0	1.1	3.6	3.6	3.6
EBITDA	$9.2	$10.0	$10.8	$11.5	$41.4	$48.0	$65.5	$67.5	$68.5
Maintenance Capital Expenditures	(1.6)	(2.2)	(2.0)	(1.7)	(7.6)	(8.5)	(8.5)	(8.5)	(8.5)
Interest Expense[3]	(2.8)	(2.7)	(2.7)	(2.5)	(10.8)	(10.0)	(12.0)	(13.5)	(15.1)
Capital Lease Payments	(0.1)	(0.1)	(0.1)	(0.1)	(0.4)	(0.4)	(0.4)	(0.4)	(0.4)
Distributable Cash Flow	$4.6	$4.9	$6.0	$7.1	$22.7	$29.1	$44.6	$45.1	$44.5
Subordinated Debt Cash Interest	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
Remaining Common Distributable Cash Flow	$4.6	$4.9	$6.0	$7.1	$22.7	$29.1	$44.6	$45.1	$44.5
Distribution Coverage	1.1x	1.1x	1.2x	1.2x	1.2x	1.2x	1.2x	1.2x	1.2x
Cash to be Distributed/Pay Debt	$4.3	$4.3	$5.0	$6.0	$19.6	$24.2	$37.2	$37.6	$37.1
Average Common Units Outstanding	6.3	7.3	7.3	7.3	7.0	8.8	9.3	9.3	9.3
Average Subordinated Units Outstanding	3.1	2.0	2.0	2.0	2.3	0.5	0.0	0.0	0.0
Distribution Per Common Unit	$0.45	$0.45	$0.52	$0.60	$2.02	$2.44	$3.22	$3.24	$3.22
Distribution Per Subordinated Unit	$0.45	$0.45	$0.52	$0.60	$2.02	$0.62	$0.00	$0.00	$0.00
Total Distributions Paid									
Total Distributions to Common	$2.8	$3.3	$3.8	$4.4	$14.3	$21.5	$30.1	$30.3	$30.1
Total Distributions to Subordinated	1.4	0.9	1.1	1.2	4.6	1.3	0.0	0.0	0.0
Total Distributions to GP/IDRs	0.1	0.1	0.1	0.3	0.6	1.4	7.1	7.3	7.1
Total Distributions Paid	$4.3	$4.3	$5.0	$6.0	$19.5	$24.2	$37.2	$37.6	$37.1
Expansion Capital Expenditures	$6.9	$3.9	$3.9	$3.9	$18.5	$21.5	$21.5	$21.5	$21.5
Equity Issuance	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
Subordinated Debt Balance	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
Credit Metrics									
Senior Debt Balance	$265.2	$268.5	$271.4	$274.1	$274.1	$290.7	$304.8	$318.8	$332.9
Senior Debt/LTM EBITDA	4.41x	5.35x	6.40x	6.62x	6.62x	6.06x	4.65x	4.73x	4.86x
Covenant	4.75x	4.75x	4.75x	4.00x	4.00x	4.00x	4.00x	4.00x	4.00x
Leverage Cushion / (Excess Leverage)	$20.6	($30.0)	($70.1)	($108.5)	($108.5)	($98.8)	($42.6)	($48.9)	($58.7)
LTM EBITDA/LTM Interest Expense	4.97x	4.28x	3.81x	3.84x	3.84x	4.79x	5.45x	5.01x	4.54x
Covenant	3.00x	3.00x	3.00x	3.00x	3.00x	3.00x	3.00x	3.00x	3.00x
Coverage Cushion / (Coverage Shortage)	$5.6	$3.5	$2.2	$2.1	$9.1	$17.9	$29.5	$27.1	$23.2

[1] Based on commodity prices from Wachovia's commodities group as of December 31, 2008

[2] Based on HLND's management guidance

[3] Interest expense based on LIBOR from Wachovia Economics through 2010 and assumed to be 1.75% for 2011, 2.00% for 2012 and 2.25% for 2013

Wachovia Securities

Project Double Barrel ■ 16

DISCONTINUE GROWTH CAPITAL EXPENDITURES

Commentary

- Eliminating growth capital expenditures will not alleviate HLND's credit concerns:
  - Reduction of growth capital expenditures of $18.5 million in 2009 and $21.5 million per year, thereafter
  - Reduction in EBITDA of $1.1 million in 2010 and $3.6 million per year, thereafter
- HLND remains in violation of its debt covenants.

Projections – Discontinued Growth Capital Expenditures

($ in millions, except per unit amounts)	2009 Quarterly Projections				Annual Projections				
	1Q 2009	2Q 2009	3Q 2009	4Q 2009	2009	2010	2011	2012	2013
Commodity Prices (as of 12/31/08)[1]									
NYMEX Natural Gas	$5.79	$5.78	$6.08	$6.68	$6.08	$7.10	$7.26	$7.20	$7.13
NYMEX Crude Oil	$48.77	$53.51	$56.53	$58.97	$54.44	$63.88	$68.79	$71.14	$72.79
Conway Basket Average	$0.649	$0.657	$0.681	$0.710	$0.674	$0.738	$0.989	$1.023	$1.047
Mt. Belvieu Basket Average	$0.676	$0.695	$0.720	$0.747	$0.710	$0.778	$1.052	$1.088	$1.113
CIG Differential	($1.694)	($1.996)	($2.169)	($1.789)	($1.912)	($2.257)	($2.348)	($2.328)	($2.307)
PEPL Differential	($1.400)	($1.239)	($1.109)	($1.114)	($1.216)	($0.958)	($1.220)	($1.209)	($1.198)
Centerpoint Differential	($1.288)	($1.016)	($1.010)	($1.003)	($1.079)	($0.922)	($1.134)	($1.124)	($1.114)
OGT Differential	($1.400)	($1.239)	($1.109)	($1.114)	($1.216)	($0.958)	($1.111)	($1.102)	($1.091)
Financial Results[2]									
Base EBITDA	$9.2	$10.0	$10.8	$11.5	$41.4	$46.9	$62.0	$63.9	$64.9
Growth EBITDA	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
EBITDA	$9.2	$10.0	$10.8	$11.5	$41.4	$46.9	$62.0	$63.9	$64.9
Maintenance Capital Expenditures	(1.6)	(2.2)	(2.0)	(1.7)	(7.6)	(8.5)	(8.5)	(8.5)	(8.5)
Interest Expense[3]	(2.8)	(2.7)	(2.6)	(2.4)	(10.5)	(9.1)	(10.2)	(10.5)	(10.8)
Capital Lease Payments	(0.1)	(0.1)	(0.1)	(0.1)	(0.4)	(0.4)	(0.4)	(0.4)	(0.4)
Distributable Cash Flow	$4.6	$5.0	$6.1	$7.3	$23.0	$28.9	$42.9	$44.5	$45.3
Subordinated Debt Cash Interest	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
Remaining Common Distributable Cash Flow	$4.6	$5.0	$6.1	$7.3	$23.0	$28.9	$42.9	$44.5	$45.3
Distribution Coverage	1.1x	1.2x	1.2x	1.2x	1.2x	1.2x	1.2x	1.2x	1.2x
Cash to be Distributed/Pay Debt	$4.3	$4.3	$5.1	$6.1	$19.8	$24.1	$35.7	$37.1	$37.7
Average Common Units Outstanding	6.3	7.3	7.3	7.3	7.0	8.8	9.3	9.3	9.3
Average Subordinated Units Outstanding	3.1	2.0	2.0	2.0	2.3	0.5	0.0	0.0	0.0
Distribution Per Common Unit	$0.45	$0.45	$0.53	$0.61	$2.04	$2.43	$3.14	$3.21	$3.25
Distribution Per Subordinated Unit	$0.45	$0.45	$0.53	$0.61	$2.04	$0.62	$0.00	$0.00	$0.00
Total Distributions Paid									
Total Distributions to Common	$2.8	$3.3	$3.8	$4.5	$14.4	$21.4	$29.4	$30.0	$30.4
Total Distributions to Subordinated	1.4	0.9	1.1	1.2	4.6	1.3	0.0	0.0	0.0
Total Distributions to GP/IDRs	0.1	0.1	0.1	0.4	0.7	1.4	6.4	7.0	7.4
Total Distributions Paid	$4.3	$4.3	$5.1	$6.1	$19.7	$24.1	$35.7	$37.1	$37.7
Expansion Capital Expenditures	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
Equity Issuance	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
Subordinated Debt Balance	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
Credit Metrics									
Senior Debt Balance	$258.3	$257.6	$256.6	$255.4	$255.4	$250.6	$243.4	$236.0	$228.5
Senior Debt/LTM EBITDA	4.29x	5.13x	6.05x	6.17x	6.17x	5.34x	3.93x	3.69x	3.52x
Covenant	4.75x	4.75x	4.75x	4.00x	4.00x	4.00x	4.00x	4.00x	4.00x
Leverage Cushion / (Excess Leverage)	$27.6	($19.2)	($55.3)	($89.9)	($89.9)	($63.1)	$4.4	$19.5	$31.3
LTM EBITDA/LTM Interest Expense	4.99x	4.32x	3.89x	3.96x	3.96x	5.15x	6.08x	6.08x	6.02x
Covenant	3.00x	3.00x	3.00x	3.00x	3.00x	3.00x	3.00x	3.00x	3.00x
Coverage Cushion / (Coverage Shortage)	$5.6	$3.5	$2.3	$2.3	$10.0	$19.6	$31.4	$32.3	$32.6

[1] Based on commodity prices from Wachovia's commodities group as of December 31, 2008

[2] Based on HLND's management guidance

[3] Interest expense based on LIBOR from Wachovia Economics through 2010 and assumed to be 1.75% for 2011, 2.00% for 2012 and 2.25% for 2013

WACHOVIA SECURITIES

Project Double Barrel ■ 17

Eliminate Equity Distributions and Growth Capital Expenditures

Commentary

- By eliminating distributions and growth capital expenditures while in violation of debt covenants in 2009 and 2010, HLND preserves capital to repay debt.
- HLND remains in violation of its debt covenant through 2010.
- Distributions to common and subordinated unitholders resume in 1Q 2011.

Projections – Elimination of Equity Distributions

	2009 Quarterly Projections				Annual Projections				
($ in millions, except per unit amounts)	1Q 2009	2Q 2009	3Q 2009	4Q 2009	2009	2010	2011	2012	2013
Commodity Prices (as of 12/31/08)[1]									
NYMEX Natural Gas	$5.79	$5.78	$6.08	$6.68	$6.08	$7.10	$7.26	$7.20	$7.13
NYMEX Crude Oil	$48.77	$53.51	$56.53	$58.97	$54.44	$63.88	$68.79	$71.14	$72.79
Conway Basket Average	$0.649	$0.657	$0.681	$0.710	$0.674	$0.738	$0.989	$1.023	$1.047
Mt. Belvieu Basket Average	$0.676	$0.695	$0.720	$0.747	$0.710	$0.778	$1.052	$1.088	$1.113
CIG Differential	($1.694)	($1.996)	($2.169)	($1.789)	($1.912)	($2.257)	($2.348)	($2.328)	($2.307)
PEPL Differential	($1.400)	($1.239)	($1.109)	($1.114)	($1.216)	($0.958)	($1.220)	($1.209)	($1.198)
Centerpoint Differential	($1.288)	($1.016)	($1.010)	($1.003)	($1.079)	($0.922)	($1.134)	($1.124)	($1.114)
OGT Differential	($1.400)	($1.239)	($1.109)	($1.114)	($1.216)	($0.958)	($1.111)	($1.102)	($1.091)
Financial Results[2]									
Base EBITDA	$9.2	$10.0	$10.8	$11.5	$41.4	$46.9	$62.0	$63.9	$64.9
Growth EBITDA	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
EBITDA	$9.2	$10.0	$10.8	$11.5	$41.4	$46.9	$62.0	$63.9	$64.9
Maintenance Capital Expenditures	(1.6)	(2.2)	(2.0)	(1.7)	(7.6)	(8.5)	(8.5)	(8.5)	(8.5)
Interest Expense[3]	(2.8)	(2.6)	(2.5)	(2.3)	(10.2)	(8.1)	(8.1)	(8.2)	(8.0)
Capital Lease Payments	(0.1)	(0.1)	(0.1)	(0.1)	(0.4)	(0.4)	(0.4)	(0.4)	(0.4)
Distributable Cash Flow	$4.7	$5.1	$6.2	$7.4	$23.3	$29.9	$45.0	$46.8	$48.1
Subordinated Debt Cash Interest	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
Remaining Common Distributable Cash Flow	$4.7	$5.1	$6.2	$7.4	$23.3	$29.9	$45.0	$46.8	$48.1
Distribution Coverage	NM	NM	NM	NM	NM	NM	1.2x	1.2x	1.2x
Cash to be Distributed/Pay Debt	$4.7	$5.1	$6.2	$7.4	$23.3	$29.9	$37.5	$39.0	$40.1
Average Common Units Outstanding	6.3	6.3	6.3	6.3	6.3	6.3	6.3	6.3	6.3
Average Subordinated Units Outstanding	3.1	3.1	3.1	3.1	3.1	3.1	3.1	3.1	3.1
Distribution Per Common Unit	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$5.54	$3.32	$3.37
Distribution Per Subordinated Unit	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.59	$3.32	$3.37
Total Distributions Paid									
Total Distributions to Common	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$34.8	$20.9	$21.2
Total Distributions to Subordinated	0.0	0.0	0.0	0.0	0.0	0.0	1.8	10.2	10.3
Total Distributions to GP/IDRs	0.0	0.0	0.0	0.0	0.0	0.0	0.9	8.0	8.5
Total Distributions Paid	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$37.5	$39.0	$40.1
Expansion Capital Expenditures	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
Equity Issuance	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
Subordinated Debt Balance	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
Credit Metrics									
Senior Debt Balance	$254.0	$249.0	$242.8	$235.4	$235.4	$205.5	$198.0	$190.2	$182.2
Senior Debt/LTM EBITDA	4.22x	4.96x	5.73x	5.69x	5.69x	4.38x	3.20x	2.98x	2.81x
Covenant	4.75x	4.75x	4.75x	4.00x	4.00x	4.00x	4.00x	4.00x	4.00x
Leverage Cushion / (Excess Leverage)	$31.9	($10.5)	($41.5)	($69.9)	($69.9)	($18.0)	$49.8	$65.3	$77.6
LTM EBITDA/LTM Interest Expense	5.00x	4.35x	3.94x	4.07x	4.07x	5.80x	7.69x	7.83x	8.14x
Covenant	3.00x	3.00x	3.00x	3.00x	3.00x	3.00x	3.00x	3.00x	3.00x
Coverage Cushion / (Coverage Shortage)	$5.5	$3.5	$2.3	$2.5	$10.9	$22.6	$37.8	$39.4	$41.0

[1] Based on commodity prices from Wachovia's commodities group as of December 31, 2008
[2] Based on HLND's management guidance
[3] Interest expense based on LIBOR from Wachovia Economics through 2010 and assumed to be 1.75% for 2011, 2.00% for 2012 and 2.25% for 2013

Wachovia Securities

Project Double Barrel ■ 18
Financial Projections – Upside Case Draft Financial Projections ($ in millions, except commodity prices) Q1 2009 Q2 2009 Q3 2009 Q4 2009 FY 2009 FY 2010 FY 2011 FY 2012 FY 2013 Upside Commodity Prices NYMEX Natural Gas $8.25 $8.25 $8.25 $8.25 $8.25 $8.75 $9.50 $10.00 $10.00 NYMEX Crude Oil 70.00 70.00 70.00 70.00 70.00 75.00 80.00 85.00 85.00 Conway Basket Average 1.007 1.007 1.007 1.007 1.007 1.079 1.150 1.222 1.222 Mt. Belvieu Basket Average 1.071 1.071 1.071 1.071 1.071 1.147 1.224 1.300 1.300 CIG Differential (2.667) (2.667) (2.667) (2.667) (2.667) (2.829) (3.071) (3.233) (3.233) PEPL Differential (1.385) (1.385) (1.385) (1.385) (1.385) (1.469) (1.595) (1.679) (1.679) Centerpoint Differential (1.288) (1.288) (1.288) (1.288) (1.288) (1.366) (1.483) (1.561) (1.561) OGT Differential (1.262) (1.262) (1.262) (1.262) (1.262) (1.338) (1.453) (1.530) (1.530) Financial Information EBITDA $13.7 $14.8 $15.9 $16.5 $61.0 $71.1 $73.5 $78.1 $77.1 Growth CAPEX EBITDA $0.0 $0.0 $0.0 $0.0 $0.0 $1.1 $3.6 $3.6 $3.6 Adjusted EBITDA $13.7 $14.8 $15.9 $16.5 $61.0 $72.2 $77.1 $81.7 $80.7 Maintenance Capital Expenditures $1.6 $2.2 $2.0 $1.7 $7.6 $8.5 $8.5 $8.5 $8.5 Growth Capital Expenditures $6.9 $3.9 $3.9 $3.9 $18.5 $21.5 $21.5 $21.5 $21.5 Total Capital Expenditures $8.5 $6.1 $5.9 $5.6 $26.1 $30.0 $30.0 $30.0 $30.0 Source: Hiland management Project Double Barrel 19

DRAFT
Strategic Alternatives Project Double Barrel 20

DRAFT
Alternatives Summary — HLND Draft Implied Common Unit Price $0.00 $6.00 $12.00 $18.00 $24.00 $30.00 $36.00 Strip Case Comparable Transaction Multiples $3.46 $12.32 7.0x — 9.0x 2009E EBITDA multiple ($41.4 MM) Public Company Valuation1 NM $3.46 4.5x — 7.0x 2009E EBITDA multiple ($41.4 MM) Convertible Security Issuance $6.65 $10.25 12.5% — 22.5% 2013E exit yield and 20.0% — 30.0% discount rate (8.0x — 4.4x 2013E EBITDA exit multiple) Subordinated Debt Issuance $7.19 $12.63 12.5% — 22.5% 2013E exit yield and 20.0% — 30.0% discount rate (8.0x — 4.4x 2013E EBITDA exit multiple) Common Equity Issuance $4.35 $7.92 12.5% — 22.5% 2013 exit yield and 20.0% — 30.0% discount rate (8.0x — 4.4x 2013E EBITDA exit multiple) Implied TEV / 2009E EBITDA Multiple ($41.4 MM) 6.2x 7.6x 8.9x 10.3x 11.6x 13.0x 14.3x Implied TEV / 2010E EBITDA Multiple ($48.0 MM) 5.4x 6.5x 7.7x 8.9x 10.0x 11.2x 12.4x Upside Case HLND Closing Price Comparable Transaction Multiples @12/31/08 $18.12 $31.17 7.0x — 9.0x 2009E EBITDA multiple ($61.0 MM) ($5.13) Public Company Valuation1 $1.81 $18.12 4.5x — 7.0x 2009E EBITDA multiple ($61.0 MM) Convertible Security Issuance $8.73 $13.36 12.5% — 22.5% 2013E exit yield and 20.0% — 30.0% discount rate (8.0x — 4.4x 2013E EBITDA exit multiple) Subordinated Debt Issuance $8.13 $14.76 12.5% — 22.5% 2013E exit yield and 20.0% — 30.0% discount rate (8.0x — 4.4x 2013E EBITDA exit multiple) Common Equity Issuance $5.59 $9.74 12.5% — 22.5% 2013E exit yield and 20.0% — 30.0% discount rate (8.0x — 4.4x 2013E EBITDA exit multiple) Implied TEV / 2009E EBITDA Multiple ($61.0 MM) 4.2x 5.1x 6.1x 7.0x 7.9x 8.8x 9.7x Implied TEV / 2010E EBITDA Multiple ($72.2 MM) 3.6x 4.3x 5.1x 5.9x 6.7x 7.4x 8.2x 1 Range excludes the high and low values Project Double Barrel 21

DRAFT
Alternatives Summary — HPGP Draft Implied Common Unit Price $0.00 $1.25 $2.50 $3.75 $5.00 $6.25 $7.50 Strip Case Public Company Valuation1 $1.34 $1.52 3.5x — 10.0x 2009E GP Cash Flow multiple ($0.6 MM) Convertible Security Issuance $1.70 $2.58 12.5% — 22.5% 2013E exit yield and 20.0% - 30.0% discount rate (8.0x — 4.4x 2013E EBITDA exit multiple) Subordinated Debt Issuance $1.73 $3.09 12.5% — 22.5% 2013E exit yield and 20.0% — 30.0% discount rate (8.0x — 4.4x 2013E EBITDA exit multiple) Common Equity Issuance HPGP Closing Price $0.38 $0.72 @12/31/08 12.5% — 22.5% 2013E exit yield and 20.0% — 30.0% discount rate (8.0x — 4.4x 2013E EBITDA exit multiple) ($2.37) Upside Case Public Company Valuation1 $2.22 $4.02 3.5x — 10.0x 2009E GP Cash Flow multiple ($6.0 MM) Convertible Security Issuance $2.73 $4.00 12.5% — 22.5% 2013E exit yield and 20.0% — 30.0% discount rate (8.0x — 4.4x 2013E EBITDA exit multiple) Subordinated Debt Issuance $2.23 $4.20 12.5% — 22.5% 2013E exit yield and 20.0% — 30.0% discount rate (8.0x — 4.4x 2013E EBITDA exit multiple) Common Equity Issuance 12.5% — 22.5% 2013E exit yield and 20.0% — 30.0% discount rate $1.21 $2.21 (8.0x - 4.4x 2013E EBITDA exit multiple) 1 Range excludes the high and low values Project Double Barrel 22

DRAFT

Renegotiate Existing Credit Agreement

At the currently projected Debt/EBITDA ratios of 6.0x – 7.0x based on the current strip, gaining an amendment that solves the covenant problem would be highly unlikely in today's environment

- Amending HLND's existing credit facility requires majority approval by lenders.
- The amendment process would entail a thorough, in-person business update presentation to the lenders that allows banks to do their diligence.
  - Before the meeting with all the lenders, Hiland and MidFirst together should reach out to 3-4 of its largest lenders to build support and finalize terms for the amendment request

Bank	Total Commitment	% of Total
MidFirst Bank	$41,250,000	13.8%
Bank of America	37,500,000	12.5%
Bank of Scotland	37,500,000	12.5%
Compass Bank	37,500,000	12.5%
US Bank	37,500,000	12.5%
Fortis Bank	31,200,000	10.4%
Bank of Oklahoma	30,000,000	10.0%
Wachovia	28,050,000	9.4%
Natixis	9,750,000	3.3%
Wells Fargo	9,750,000	3.3%
Total	**$300,000,000**	**100.0%**

- In today's environment, lenders would potentially allow HLND to increase its Debt/EBITDA covenant to 5.0x for up to three quarters.
  - Potential terms under an amended facility are the following:
    - L + 350 – 425 pricing grid
    - 50 – 100 bps unused commitment fee across the grid
    - 50 – 150 bps amendment fee, depending on whether HLND receives an equity infusion
    - Lenders may ask for a commitment reduction

Wachovia Securities

Project Double Barrel ■ 23
Asset Sales Draft Commentary Projections – Asset Sales Divesting of assets will not alleviate HLND’s 2009 Quarterly Projections Annual Projections ($ in millions, except per unit amounts) 1Q 2009 2Q 2009 3Q 2009 4Q 2009 2009 2010 2011 2012 2013 credit concerns: Pre-Transaction Financial Results1 $100 million proceeds used to repay debt EBITDA $9.2 $10.0 $10.8 $11.5 $41.4 $48.0 $65.5 $67.5 $68.5 Maintenance Capital Expenditures (1.6) (2.2) (2.0) (1.7) (7.6) (8.5) (8.5) (8.5) (8.5) 8.0x TEV / 2009E EBITDA divestiture Interest Expense (2.8) (2.7) (2.7) (2.5) (10.8) (10.0) (12.0) (13.5) (15.1) Capital Lease Payments (0.1) (0.1) (0.1) (0.1) (0.4) (0.4) (0.4) (0.4) (0.4) valuation Distributable Cash Flow $4.6 $4.9 $6.0 $7.1 $22.7 $29.1 $44.6 $45.1 $44.5 Percentage EBITDA reduction in 2009 Distribution Coverage 1.1x 1.1x 1.2x 1.2x 1.2x 1.2x 1.2x 1.2x 1.2x Cash to be Distributed/Pay Debt $4.3 $4.3 $5.0 $6.0 $19.6 $24.2 $37.2 $37.6 $37.1 drives EBITDA and maintenance capital Distribution Per Common Unit $0.45 $0.45 $0.52 $0.60 $2.02 $2.44 $3.22 $3.24 $3.22 expenditures reduction in 2010 through Distribution Per Subordinated Unit $0.45 $0.45 $0.52 $0.60 $2.02 $0.62 $0.00 $0.00 $0.00 2013 Expansion Capital Expenditures $6.9 $3.9 $3.9 $3.9 $18.5 $21.5 $21.5 $21.5 $21.5 Credit Metrics HLND remains in violation of its debt Debt Balance $265.2 $268.5 $271.4 $274.1 $274.1 $290.7 $304.8 $318.8 $332.9 Total Debt/LTM EBITDA 4.41x 5.35x 6.40x 6.62x 6.62x 6.06x 4.65x 4.73x 4.86x covenants through 2011. Covenant 4.75x 4.75x 4.75x 4.00x 4.00x 4.00x 4.00x 4.00x 4.00x Leverage Cushion / (Excess Leverage) $20.6 ($30.0) ($70.1) ($108.5) ($108.5) ($98.8) ($42.6) ($48.9) ($58.7) Distributions to common unitholders resume in LTM EBITDA/LTM Interest 4.97x 4.28x 3.81x 3.84x 3.84x 4.79x 5.45x 5.01x 4.54x 1Q 2011. Covenant 3.00x 3.00x 3.00x 3.00x 3.00x 3.00x 3.00x 3.00x 3.00x Coverage Cushion / (Coverage Shortage) $5.6 $3.5 $2.2 $2.1 $9.1 $17.9 $29.5 $27.1 $23.2 Post-Transaction Financial Results1 EBITDA $6.1 $6.8 $7.6 $8.3 $28.9 $34.6 $49.3 $50.7 $51.4 Maintenance Capital Expenditures (1.1) (1.5) (1.4) (1.2) (5.3) (5.9) (5.9) (5.9) (5.9) Interest Expense (2.4) (1.9) (1.8) (1.8) (7.8) (5.9) (6.6) (7.5) (8.8) Capital Lease Payments (0.1) (0.1) (0.1) (0.1) (0.4) (0.4) (0.4) (0.4) (0.4) Distributable Cash Flow $2.5 $3.4 $4.3 $5.2 $15.4 $22.4 $36.4 $36.8 $36.3 Distribution Coverage NM NM NM NM NM NM 1.2x 1.2x 1.2x Cash to be Distributed/Pay Debt $2.5 $3.4 $4.3 $5.2 $15.4 $22.4 $30.4 $30.7 $30.2 Distribution Per Common Unit $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $2.87 $2.90 $2.82 Distribution Per Subordinated Unit $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 Accretion/Dilution to Common Unitholder ($) ($0.45) ($0.45) ($0.52) ($0.60) ($2.02) ($2.44) ($0.35) ($0.34) ($0.39) Accretion/Dilution to Common Unitholder (%) (100.0%) (100.0%) (100.0%) (100.0%) (100.0%) (100.0%) (10.9%) (10.4%) (12.2%) YE 2009 Debt / EBITDA Multiple Sensitivity Accretion/Dilution to Subordinated Unitholder ($) ($0.45) ($0.45) ($0.52) ($0.60) ($2.02) ($0.62) $0.00 $0.00 $0.00 Accretion/Dilution to SubordinatedUnitholder (%) (100.0%) (100.0%) (100.0%) (100.0%) (100.0%) (100.0%) NA NA NA Net Asset Sale Proceeds Expansion Capital Expenditures $6.9 $3.9 $3.9 $3.9 $18.5 $21.5 $21.5 $21.5 $21.5 $100.0 $115.0 $130.0 $145.0 $160.0 $175.0 Credit Metrics EBITDA TEV / 6.0x 6.7x 6.8x 7.0x 7.3x 7.6 x 8.0x Debt Balance at Year-End $163.0 $163.6 $163.2 $161.8 $161.8 $162.1 $178.1 $194.0 $210.1 7.0x 6.0x 6.0x 5.9x 5.9x 5.8x 5.8x Total Debt/LTM EBITDA 3.01x 3.98x 5.41x 5.60x 5.60x 4.69x 3.61x 3.83x 4.09x Assumed 8.0x 5.6x 5.5x 5.3x 5.2x 4.9x 4.7x Covenant 4.00x 4.75x 4.75x 4.75x 4.75x 4.00x 4.00x 4.00x 4.00x 2009 9.0x 5.3x 5.1x 4.9x 4.7x 4.4x 4.1x Leverage Cushion / (Excess Leverage) $53.7 $31.6 ($20.0) ($24.6) ($24.6) ($23.8) $19.2 $8.6 ($4.4) 10.0x 5.1x 4.9x 4.6x 4.3x 4.0x 3.7x LTM EBITDA/LTM Interest 4.66x 3.95x 3.37x 3.68x 3.68x 5.88x 7.51x 6.73x 5.84x Covenant 3.00x 3.00x 3.00x 3.00x 3.00x 3.00x 3.00x 3.00x 3.00x Coverage Cushion / (Coverage Shortage) $3.9 $1.8 $0.7 $1.2 $5.3 $16.9 $29.6 $28.1 $25.0 1 Based on HLND’s management guidance Project Double Barrel 24

DRAFT
Convertible Security Issuance Draft Commentary Projections – Convertible Security Issuance HLND repays debt by issuing a 4-year 2009 Quarterly Projections Annual Projections convertible security for $120 million at ($ in millions, except per unit amounts) 1Q 2009 2Q 2009 3Q 2009 4Q 2009 2009 2010 2011 2012 2013 December 31, 2008. Commodity Prices (as of 12/31/08)1 NYMEX Natural Gas $5.79 $5.78 $6.08 $6.68 $6.08 $7.10 $7.26 $7.20 $7.13 Convertible security allows for: NYMEX Crude Oil $48.77 $53.51 $56.53 $58.97 $54.44 $63.88 $68.79 $71.14 $72.79 Conway Basket Average $0.649 $0.657 $0.681 $0.710 $0.674 $0.738 $0.989 $1.023 $1.047 8% preferred dividend Mt. Belvieu Basket Average $0.676 $0.695 $0.720 $0.747 $0.710 $0.778 $1.052 $1.088 $1.113 7% PIK CIG Differential ($1.694) ($1.996) ($2.169) ($1.789) ($1.912) ($2.257) ($2.348) ($2.328) ($2.307) PEPL Differential ($1.400) ($1.239) ($1.109) ($1.114) ($1.216) ($0.958) ($1.220) ($1.209) ($1.198) Conversion price based on 20% Centerpoint Differential ($1.288) ($1.016) ($1.010) ($1.003) ($1.079) ($0.922) ($1.134) ($1.124) ($1.114) premium to 12/31/08 unit price OGT Differential ($1.400) ($1.239) ($1.109) ($1.114) ($1.216) ($0.958) ($1.111) ($1.102) ($1.091) Financial Results2 $6.16 conversion price allows for a Base EBITDA $9.2 $10.0 $10.8 $11.5 $41.4 $46.9 $62.0 $63.9 $64.9 24.5% return to preferred holders Growth EBITDA 0.0 0.0 0.0 0.0 0.0 1.1 3.6 3.6 3.6 with an assumed yield of 12.5% in EBITDA $9.2 $10.0 $10.8 $11.5 $41.4 $48.0 $65.5 $67.5 $68.5 Maintenance Capital Expenditures (1.6) (2.2) (2.0) (1.7) (7.6) (8.5) (8.5) (8.5) (8.5) 2013 Interest Expense3 (1.7) (1.8) (1.8) (1.6) (6.9) (6.2) (7.0) (8.1) (9.2) Security converted to 25.7 million common Capital Lease Payments (0.1) (0.1) (0.1) (0.1) (0.4) (0.4) (0.4) (0.4) (0.4) Distributable Cash Flow $5.7 $5.9 $6.9 $8.0 $26.5 $32.8 $49.7 $50.5 $50.5 units on 1/1/2013. Convertible Security Dividend ($2.4) ($2.4) ($2.5) ($2.5) ($9.9) ($10.6) ($11.3) ($12.1) $0.0 GP contributes to maintain its 2% Remaining Common Distributable Cash Flow $3.3 $3.5 $4.4 $5.5 $16.7 $22.3 $38.3 $38.4 $50.5 interest Distribution Coverage 0.8x 0.8x 1.0x 1.2x 1.0x 1.2x 1.2x 1.2x 1.2x Cash to be Distributed/Pay Debt $4.3 $4.3 $4.3 $4.6 $17.5 $18.6 $31.9 $32.0 $42.1 HLND is in compliance with debt covenants. Average Common Units Outstanding 6.3 7.3 7.3 7.3 7.0 8.8 9.3 9.3 35.1 Average Subordinated Units Outstanding 3.1 2.0 2.0 2.0 2.3 0.5 0.0 0.0 0.0 Distribution Per Common Unit $0.45 $0.45 $0.45 $0.48 $1.83 $1.94 $2.94 $2.94 $1.18 Distribution Per Subordinated Unit $0.45 $0.45 $0.45 $0.48 $1.83 $0.51 $0.00 $0.00 $0.00 Total Distributions Paid Total Distributions to Common $2.8 $3.3 $3.3 $3.5 $12.9 $17.1 $27.5 $27.5 $41.2 Total Distributions to Subordinated 1.4 0.9 0.9 1.0 4.2 1.0 0.0 0.0 0.0 Total Distributions to GP/IDRs 0.1 0.1 0.1 0.1 0.3 0.4 4.5 4.5 0.8 Convertible Security Returns Sensitivity Total Distributions Paid $4.3 $4.3 $4.3 $4.6 $17.5 $18.6 $31.9 $32.0 $42.1 Expansion Capital Expenditures $6.9 $3.9 $3.9 $3.9 $18.5 $21.5 $21.5 $21.5 $21.5 Assumed Im plied 2013 Conversion Premium Equity Issuance $0.0 $0.0 $0.0 $0.0 $0.0 $0.0 $0.0 $0.0 $0.0 2013 Yield Unit Price 10.0% 20.0% 30.0% Convertible Security Balance $122.1 $124.2 $126.4 $128.6 $128.6 $137.9 $147.8 $158.4 $0.0 7.5% $15.67 37.6% 35.6% 33.7% Credit Metrics 10.0% $11.75 31.1% 29.2% 27.5% Senior Debt Balance $146.5 $151.2 $155.0 $158.0 $158.0 $175.8 $190.9 $206.0 $214.1 12.5% $9.40 26.4% 24.6% 23.0% Senior Debt/LTM EBITDA 2.43x 3.01x 3.66x 3.82x 3.82x 3.66x 2.91x 3.05x 3.12x 15.0% $7.83 22.8% 21.1% 19.6% Covenant 4.00x 4.00x 4.00x 4.00x 4.00x 4.00x 4.00x 4.00x 4.00x 17.5% $6.71 19.9% 18.3% 16.8% Leverage Cushion / (Excess Leverage) $94.2 $49.6 $14.5 $7.6 $7.6 $16.1 $71.3 $63.9 $60.0 20.0% $5.88 17.6% 16.0% 14.6% LTM EBITDA/LTM Interest Expense 5.76x 5.53x 5.61x 6.01x 6.01x 7.69x 9.38x 8.36x 7.48x Covenant 3.00x 3.00x 3.00x 3.00x 3.00x 3.00x 3.00x 3.00x 3.00x Coverage Cushion / (Coverage Shortage) $4.8 $4.4 $4.6 $5.0 $20.7 $29.3 $44.6 $43.3 $41.0 1 Based on commodity prices from Wachovia’s commodities group as of December 31, 2008 2 Based on HLND’s management guidance 3 Interest expense based on LIBOR from Wachovia Economics through 2010 and assumed to be 1.75% for 2011, 2.00% for 2012 and 2.25% for 2013 Project Double Barrel 25

DRAFT

CONVERTIBLE SECURITY CASH FLOW

Convertible Security Cash Flows – Strip Case

($ in millions, except per unit amounts)

	12/31/08	1Q 2009	2Q 2009	3Q 2009	4Q 2009	2010	2011	2012	2013	Conversion
Convertible Investment	($120.0)									
Preferred Distributions		$2.4	$2.4	$2.5	$2.5	$10.6	$11.3	$12.1		
PIK Interest		$2.1	$2.1	$2.2	$2.2	$9.2	$9.9	$10.6		
LP Unit Distributions									$30.2	
Principal Balance										$158.4
Conversion Price (20.0% Premium)										$6.16
Units Issued at Conversion										25.7
2013 Common Unit Distribution										$1.18
Assumed Yield										12.5%
Projected 2013 Unit Price										$9.40
Projected Value at Conversion										$241.9
Convertible Cash Flow	($120.0)	$2.4	$2.4	$2.5	$2.5	$10.6	$11.3	$12.1	$30.2	$241.9
Return on Convertible Security										24.6%

Convertible Security Cash Flows – Upside Case

($ in millions, except per unit amounts)

	12/31/08	1Q 2009	2Q 2009	3Q 2009	4Q 2009	2010	2011	2012	2013	Conversion
Convertible Investment	($120.0)									
Preferred Distributions		$2.4	$2.4	$2.5	$2.5	$10.6	$11.3	$12.1		
PIK Interest		$2.1	$2.1	$2.2	$2.2	$9.2	$9.9	$10.6		
LP Unit Distributions									$38.7	
Principal Balance										$158.4
Conversion Price (20.0% Premium)										$6.16
Units Issued at Conversion										25.7
2013 Common Unit Distribution										$1.50
Assumed Yield										12.5%
Projected 2013 Unit Price										$12.04
Projected Value at Conversion										$309.7
Convertible Cash Flow	($120.0)	$2.4	$2.4	$2.5	$2.5	$10.6	$11.3	$12.1	$38.7	$309.7
Return on Convertible Security										30.4%

WACHOVIA SECURITIES
Project Double Barrel ■ 26
Convertible Security Issuance – HLND Unit DCF Analysis Draft HLND Common Unit DCF – Strip Case PV Annual Projections 12/31/2008 2009 2010 2011 2012 2013 Distribution Per Common Unit $1.83 $1.94 $2.94 $2.94 $1.18 Assumed Yield 12.5% Implied Future Unit Price $9.40 Discounted Cash Flow 1 $8.89 $1.47 $1.24 $1.51 $1.20 $3.47 1 Based on a 25.0% discount rate Common Unit DCF Sensitivity – Strip Case 2009E TEV/EBITDA Sensitivity – Strip Case 2013 Exit 2013 Exit Multiple 8.0x 6.7x 5.7x 5.0x 4.4x Multiple 8.0x 6.7x 5.7x 5.0x 4.4x Yield 12.5% 15.0% 17.5% 20.0% 22.5% Yield 12.5% 15.0% 17.5% 20.0% 22.5% Rate 20.0% $10.25 $9.62 $9.17 $8.83 $8.57 Rate 20.0% 8.3x 8.2x 8.1x 8.0x 7.9x 22.5% $9.53 $8.96 $8.56 $8.25 $8.02 22.5% 8.1x 8.0x 7.9x 7.8x 7.8x Discount 25.0% $8.89 $8.37 $8.01 $7.73 $7.52 Discount 25.0% 8.0x 7.9x 7.8x 7.7x 7.7x 27.5% $8.30 $7.84 $7.51 $7.26 $7.06 27.5% 7.9x 7.8x 7.7x 7.6x 7.6x 30.0% $7.78 $7.36 $7.05 $6.83 $6.65 30.0% 7.7x 7.6x 7.6x 7.5x 7.5x HLND Common Unit DCF – Upside Case PV Annual Projections 12/31/2008 2009 2010 2011 2012 2013 Distribution Per Common Unit $2.14 $3.38 $3.51 $3.65 $1.50 Assumed Yield 12.5% Implied Future Unit Price $12.04 Discounted Cash Flow 1 $11.60 $1.71 $2.16 $1.80 $1.49 $4.44 1 Based on a 25.0% discount rate Common Unit DCF Sensitivity – Upside Case 2009E TEV/EBITDA Sensitivity – Upside Case 2013 Exit 2013 Exit Multiple 8.0x 6.7x 5.7x 5.0x 4.4x Multiple 8.0x 6.7x 5.7x 5.0x 4.4x Yield 12.5% 15.0% 17.5% 20.0% 22.5% Yield 12.5% 15.0% 17.5% 20.0% 22.5% 20.0% $13.36 $12.56 $11.98 $11.55 $11.21 Rate 20.0% 6.1x 6.0x 5.9x 5.8x 5.8x Rate 22.5% $12.44 $11.71 $11.19 $10.80 $10.50 22.5% 6.0x 5.9x 5.8x 5.7x 5.7x Discount 25.0% $11.60 $10.95 $10.48 $10.13 $9.85 Discount 25.0% 5.8x 5.7x 5.7x 5.6x 5.6x 27.5% $10.85 $10.26 $9.83 $9.51 $9.26 27.5% 5.7x 5.6x 5.6x 5.5x 5.5x 30.0% $10.17 $9.63 $9.24 $8.95 $8.73 30.0% 5.6x 5.5x 5.5x 5.4x 5.4x Project Double Barrel 27

DRAFT
Convertible Security Issuance – HPGP Unit DCF Analysis Draft HPGP Common Unit DCF – Strip Case PV Annual Projections 12/31/2008 2009 2010 2011 2012 2013 Distribution Per Common Unit $0.42 $0.45 $0.89 $0.89 $0.27 Assumed Yield 12.5% Implied Future Unit Price $2.17 Discounted Cash Flow 1 $2.24 $0.34 $0.29 $0.45 $0.36 $0.80 1 Based on a 25.0% discount rate Common Unit DCF Sensitivity – Strip Case 2009E TEV/GP CF Sensitivity – Strip Case 2013 Exit 2013 Exit Multiple 8.0x 6.7x 5.7x 5.0x 4.4x Multiple 8.0x 6.7x 5.7x 5.0x 4.4x Yield 12.5% 15.0% 17.5% 20.0% 22.5% Yield 12.5% 15.0% 17.5% 20.0% 22.5% Rate 20.0% $2.58 $2.44 $2.33 $2.26 $2.20 Rate 20.0% 5.5x 5.2x 5.0x 4.8x 4.7x 22.5% $2.40 $2.27 $2.18 $2.11 $2.05 22.5% 5.2x 4.9x 4.7x 4.5x 4.4x Discount 25.0% $2.24 $2.12 $2.04 $1.97 $1.92 Discount 25.0% 4.8x 4.6x 4.4x 4.2x 4.1x 27.5% $2.09 $1.99 $1.91 $1.85 $1.81 27.5% 4.5x 4.3x 4.1x 4.0x 3.9x 30.0% $1.96 $1.86 $1.79 $1.74 $1.70 30.0% 4.2x 4.0x 3.9x 3.8x 3.7x HPGP Common Unit DCF – Upside Case PV Annual Projections 12/31/2008 2009 2010 2011 2012 2013 Distribution Per Common Unit $0.57 $1.18 $1.27 $1.37 $0.36 Assumed Yield 12.5% Implied Future Unit Price $2.90 Discounted Cash Flow 1 $3.49 $0.46 $0.76 $0.65 $0.56 $1.07 1 Based on a 25.0% discount rate Common Unit DCF Sensitivity – Upside Case 2009E TEV/GP CF Sensitivity – Upside Case 2013 Exit 2013 Exit Multiple 8.0x 6.7x 5.7x 5.0x 4.4x Multiple 8.0x 6.7x 5.7x 5.0x 4.4x Yield 12.5% 15.0% 17.5% 20.0% 22.5% Yield 12.5% 15.0% 17.5% 20.0% 22.5% Rate 20.0% $4.00 $3.81 $3.67 $3.57 $3.49 Rate 20.0% 6.5x 6.2x 5.9x 5.8x 5.7x 22.5% $3.74 $3.56 $3.44 $3.34 $3.27 22.5% 6.1x 5.8x 5.6x 5.4x 5.3x Discount 25.0% $3.49 $3.34 $3.22 $3.14 $3.07 Discount 25.0% 5.7x 5.4x 5.2x 5.1x 5.0x 27.5% $3.28 $3.13 $3.03 $2.95 $2.89 27.5% 5.3x 5.1x 4.9x 4.8x 4.7x 30.0% $3.08 $2.95 $2.85 $2.78 $2.73 30.0% 5.0x 4.8x 4.6x 4.5x 4.4x Project Double Barrel 28

DRAFT

SUBORDINATED DEBT ISSUANCE – STRIP CASE

Commentary

- HLND repays existing bank debt by issuing $120 million of subordinated debt at December 31, 2008.
- Subordinated debt allows for:
  - 10% cash interest
  - 5% PIK
  - 12/31/2011 maturity
- MQD paid to common and subordinated unitholders through Q4 2011.
  - Once the subordinated debt has reached maturity, distributions in 2012-2013 are based on 1.2x distribution coverage ratio
- Equity issuance of 9.7 million common units at $14.40 per unit used to retire $139.3 million of subordinated debt at 12/31/2011.
  - Issuance price based on 12.5% yield on the LQA distribution
  - GP contributes to maintain its 2% interest
- 1/3 of current outstanding subordinated units convert to common units at 3/31/09 and 2/3 of current outstanding subordinated units convert at 3/31/10 per the 12-quarter MQD test.
- HLND is in compliance with debt covenants.

Projections – Subordinated Debt Issuance

	2009 Quarterly Projections				Annual Projections				
($ in millions, except per unit amounts)	1Q 2009	2Q 2009	3Q 2009	4Q 2009	2009	2010	2011	2012	2013
Commodity Prices (as of 12/31/08)[1]									
NYMEX Natural Gas	$5.79	$5.78	$6.08	$6.68	$6.08	$7.10	$7.26	$7.20	$7.13
NYMEX Crude Oil	$48.77	$53.51	$56.53	$58.97	$54.44	$63.88	$68.79	$71.14	$72.79
Conway Basket Average	$0.649	$0.657	$0.681	$0.710	$0.674	$0.738	$0.989	$1.023	$1.047
Mt. Belvieu Basket Average	$0.676	$0.695	$0.720	$0.747	$0.710	$0.778	$1.052	$1.088	$1.113
CIG Differential	($1.694)	($1.996)	($2.169)	($1.789)	($1.912)	($2.257)	($2.348)	($2.328)	($2.307)
PEPL Differential	($1.400)	($1.239)	($1.109)	($1.114)	($1.216)	($0.958)	($1.220)	($1.209)	($1.198)
Centerpoint Differential	($1.288)	($1.016)	($1.010)	($1.003)	($1.079)	($0.922)	($1.134)	($1.124)	($1.114)
OGT Differential	($1.400)	($1.239)	($1.109)	($1.114)	($1.216)	($0.958)	($1.111)	($1.102)	($1.091)
Financial Results[2]									
Base EBITDA	$9.2	$10.0	$10.8	$11.5	$41.4	$46.9	$62.0	$63.9	$64.9
Growth EBITDA	0.0	0.0	0.0	0.0	0.0	1.1	3.6	3.6	3.6
EBITDA	$9.2	$10.0	$10.8	$11.5	$41.4	$48.0	$65.5	$67.5	$68.5
Maintenance Capital Expenditures	(1.6)	(2.2)	(2.0)	(1.7)	(7.6)	(8.5)	(8.5)	(8.5)	(8.5)
Interest Expense[3]	(1.7)	(1.8)	(1.8)	(1.7)	(6.9)	(6.4)	(6.9)	(7.6)	(8.8)
Capital Lease Payments	(0.1)	(0.1)	(0.1)	(0.1)	(0.4)	(0.4)	(0.4)	(0.4)	(0.4)
Distributable Cash Flow	$5.7	$5.9	$6.9	$8.0	$26.5	$32.7	$49.8	$50.9	$50.8
Subordinated Debt Cash Interest	($3.0)	($3.0)	($3.1)	($3.1)	($12.2)	($12.8)	($13.5)	$0.0	$0.0
Remaining Common Distributable Cash Flow	$2.7	$2.9	$3.8	$4.9	$14.3	$19.8	$36.2	$50.9	$50.8
Distribution Coverage	0.6x	0.7x	0.9x	1.1x	0.8x	1.2x	1.7x	1.2x	1.2x
Cash to be Distributed/Pay Debt	$4.3	$4.3	$4.3	$4.3	$17.2	$17.2	$21.6	$42.4	$42.3
Average Common Units Outstanding	6.3	7.3	7.3	7.3	7.0	8.8	11.8	19.0	19.0
Average Subordinated Units Outstanding	3.1	2.0	2.0	2.0	2.3	0.5	0.0	0.0	0.0
Distribution Per Common Unit	$0.45	$0.45	$0.45	$0.45	$1.80	$1.80	$1.80	$2.16	$2.16
Distribution Per Subordinated Unit	$0.45	$0.45	$0.45	$0.45	$1.80	$0.45	$0.00	$0.00	$0.00
Total Distributions Paid									
Total Distributions to Common	$2.8	$3.3	$3.3	$3.3	$12.7	$15.9	$21.2	$41.1	$41.0
Total Distributions to Subordinated	1.4	0.9	0.9	0.9	4.1	0.9	0.0	0.0	0.0
Total Distributions to GP/IDRs	0.1	0.1	0.1	0.1	0.3	0.3	0.4	1.4	1.4
Total Distributions Paid	$4.3	$4.3	$4.3	$4.3	$17.2	$17.2	$21.6	$42.4	$42.3
Expansion Capital Expenditures	$6.9	$3.9	$3.9	$3.9	$18.5	$21.5	$21.5	$21.5	$21.5
Equity Issuance	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$139.3	$0.0	$0.0
Subordinated Debt Balance	$121.5	$123.0	$124.6	$126.1	$126.1	$132.5	$0.0	$0.0	$0.0
Credit Metrics									
Senior Debt Balance	$147.1	$152.4	$156.8	$160.1	$160.1	$178.9	$182.9	$196.0	$209.0
Senior Debt/LTM EBITDA	2.44x	3.04x	3.70x	3.87x	3.87x	3.73x	2.79x	2.90x	3.05x
Covenant	4.00x	4.00x	4.00x	4.00x	4.00x	4.00x	4.00x	4.00x	4.00x
Leverage Cushion / (Excess Leverage)	$93.6	$48.4	$12.7	$5.5	$5.5	$13.0	$79.2	$73.9	$65.1
LTM EBITDA/LTM Interest Expense	5.76x	5.52x	5.59x	5.98x	5.98x	7.48x	9.51x	8.83x	7.77x
Covenant	3.00x	3.00x	3.00x	3.00x	3.00x	3.00x	3.00x	3.00x	3.00x
Coverage Cushion / (Coverage Shortage)	$4.8	$4.4	$4.6	$4.9	$20.6	$28.7	$44.9	$44.5	$42.1
Total Debt Balance	$268.6	$275.5	$281.4	$286.2	$286.2	$311.5	$182.9	$196.0	$209.0
Total Debt/LTM EBITDA	4.46x	5.49x	6.64x	6.92x	6.92x	6.49x	2.79x	2.90x	3.05x

[1] Based on commodity prices from Wachovia's commodities group as of December 31, 2008

[2] Based on HLND's management guidance

[3] Interest expense based on LIBOR from Wachovia Economics through 2010 and assumed to be 1.75% for 2011, 2.00% for 2012 and 2.25% for 2013

WACHOVIA SECURITIES

Project Double Barrel ■ 29
Subordinated Debt Cash Flow Draft Subordinated Debt Cash Flows ($ in millions, except per unit amounts) 12/31/08 1Q 2009 2Q 2009 3Q 2009 4Q 2009 2010 2011 Retirement Convertible Investment ($120.0) Preferred Distributions1 $3.0 $3.0 $3.1 $3.1 $12.8 $13.5 PIK Interest2 $1.5 $1.5 $1.5 $1.6 $6.4 $6.8 Principal Balance $139.3 Convertible Cash Flow ($120.0) $3.0 $3.0 $3.1 $3.1 $12.8 $13.5 $139.3 Return on Convertible Security 16.0% 1 Calculated based on annual 10% simple interest 2 Calculated based on annual 5% simple interest

DRAFT
Subordinated Debt Issuance – HLND Unit DCF Analysis Draft HLND Common Unit DCF – Strip Case PV Annual Projections 12/31/2008 2009 2010 2011 2012 2013 Distribution Per Common Unit $1.80 $1.80 $1.80 $2.16 $2.16 Assumed Yield 12.5% Implied Future Unit Price $17.24 Discounted Cash Flow 1 $10.75 $1.44 $1.15 $0.92 $0.88 $6.36 1 Based on a 25.0% discount rate Common Unit DCF Sensitivity – Strip Case 2009E TEV/EBITDA Sensitivity – Strip Case 2013 Exit 2013 Exit Multiple 8.0x 6.7x 5.7x 5.0x 4.4x Multiple 8.0x 6.7x 5.7x 5.0x 4.4x Yield 12.5% 15.0% 17.5% 20.0% 22.5% Yield 12.5% 15.0% 17.5% 20.0% 22.5% Rate 20.0% $12.63 $11.47 $10.65 $10.03 $9.55 Rate 20.0% 8.8x 8.6x 8.4x 8.2x 8.1x 22.5% $11.64 $10.60 $9.85 $9.29 $8.86 22.5% 8.6x 8.4x 8.2x 8.1x 8.0x Discount 25.0% $10.75 $9.81 $9.14 $8.64 $8.24 Discount 25.0% 8.4x 8.2x 8.0x 7.9x 7.8x 27.5% $9.96 $9.11 $8.50 $8.04 $7.69 27.5% 8.2x 8.0x 7.9x 7.8x 7.7x 30.0% $9.25 $8.48 $7.92 $7.51 $7.19 30.0% 8.1x 7.9x 7.8x 7.7x 7.6x HLND Common Unit DCF – Upside Case PV Annual Projections 12/31/2008 2009 2010 2011 2012 2013 Distribution Per Common Unit $1.80 $1.80 $1.80 $2.72 $2.67 Assumed Yield 12.5% Implied Future Unit Price $21.36 Discounted Cash Flow 1 $12.50 $1.44 $1.15 $0.92 $1.11 $7.87 1 Based on a 25.0% discount rate Common Unit DCF Sensitivity – Upside Case 2009E TEV/EBITDA Sensitivity – Upside Case 2013 Exit 2013 Exit Multiple 8.0x 6.7x 5.7x 5.0x 4.4x Multiple 8.0x 6.7x 5.7x 5.0x 4.4x Yield 12.5% 15.0% 17.5% 20.0% 22.5% Yield 12.5% 15.0% 17.5% 20.0% 22.5% 20.0% $14.76 $13.33 $12.31 $11.54 $10.94 Rate 20.0% 6.3x 6.1x 5.9x 5.8x 5.7x Rate 22.5% $13.56 $12.27 $11.35 $10.66 $10.12 22.5% 6.1x 5.9x 5.8x 5.7x 5.6x Discount 25.0% $12.50 $11.33 $10.50 $9.88 $9.39 Discount 25.0% 6.0x 5.8x 5.7x 5.6x 5.5x 27.5% $11.55 $10.49 $9.74 $9.17 $8.73 27.5% 5.8x 5.7x 5.6x 5.5x 5.4x 30.0% $10.69 $9.73 $9.05 $8.53 $8.13 30.0% 5.7x 5.6x 5.4x 5.4x 5.3x Project Double Barrel 31

DRAFT
Subordinated Debt Issuance – HPGP Unit DCF Analysis Draft HPGP Common Unit DCF – Strip Case PV Annual Projections 12/31/2008 2009 2010 2011 2012 2013 Distribution Per Common Unit $0.41 $0.41 $0.41 $0.54 $0.54 Assumed Yield 12.5% Implied Future Unit Price $4.33 Discounted Cash Flow 1 $2.62 $0.33 $0.26 $0.21 $0.22 $1.60 1 Based on a 25.0% discount rate Common Unit DCF Sensitivity – Strip Case 2009E TEV/GP CF Sensitivity – Strip Case 2013 Exit 2013 Exit Multiple 8.0x 6.7x 5.7x 5.0x 4.4x Multiple 8.0x 6.7x 5.7x 5.0x 4.4x Yield 12.5% 15.0% 17.5% 20.0% 22.5% Yield 12.5% 15.0% 17.5% 20.0% 22.5% Rate 20.0% $3.09 $2.80 $2.59 $2.44 $2.32 Rate 20.0% 6.7x 6.1x 5.7x 5.3x 5.1x 22.5% $2.84 $2.58 $2.39 $2.25 $2.15 22.5% 6.2x 5.6x 5.2x 4.9x 4.7x Discount 25.0% $2.62 $2.39 $2.22 $2.09 $1.99 Discount 25.0% 5.7x 5.2x 4.8x 4.6x 4.4x 27.5% $2.43 $2.21 $2.06 $1.95 $1.86 27.5% 5.3x 4.8x 4.5x 4.3x 4.1x 30.0% $2.25 $2.06 $1.92 $1.81 $1.73 30.0% 4.9x 4.5x 4.2x 4.0x 3.8x HPGP Common Unit DCF – Upside Case PV Annual Projections 12/31/2008 2009 2010 2011 2012 2013 Distribution Per Common Unit $0.41 $0.41 $0.41 $0.84 $0.81 Assumed Yield 12.5% Implied Future Unit Price $6.46 Discounted Cash Flow 1 $3.53 $0.33 $0.26 $0.21 $0.35 $2.38 1 Based on a 25.0% discount rate Common Unit DCF Sensitivity – Upside Case 2009E TEV/GP CF Sensitivity – Upside Case 2013 Exit 2013 Exit Multiple 8.0x 6.7x 5.7x 5.0x 4.4x Multiple 8.0x 6.7x 5.7x 5.0x 4.4x Yield 12.5% 15.0% 17.5% 20.0% 22.5% Yield 12.5% 15.0% 17.5% 20.0% 22.5% Rate 20.0% $4.20 $3.76 $3.45 $3.22 $3.04 Rate 20.0% 9.1x 8.2x 7.5x 7.0x 6.6x 22.5% $3.84 $3.45 $3.18 $2.97 $2.80 22.5% 8.4x 7.5x 6.9x 6.5x 6.1x Discount 25.0% $3.53 $3.18 $2.93 $2.74 $2.59 Discount 25.0% 7.7x 6.9x 6.4x 6.0x 5.7x 27.5% $3.25 $2.93 $2.70 $2.53 $2.40 27.5% 7.1x 6.4x 5.9x 5.5x 5.2x 30.0% $3.00 $2.71 $2.50 $2.35 $2.23 30.0% 6.5x 5.9x 5.5x 5.1x 4.9x Project Double Barrel 32

DRAFT

New Common Equity Issuance – Strip Case

Commentary

- HLND repays debt by issuing $120 million in equity at December 31, 2008.
  - 22.9 million common units issued for $117.6 million
  - GP contributes to maintain 2% interest
  - 29.2 million common units pro forma for equity issuance
    - 6.3 million common units currently outstanding
    - 22.9 million new units issued
  - New investors receive 71.0% of the LP units outstanding post issuance
- HLND is in compliance with debt covenants.

Projections – Common Equity Issuance at Discounted Unit Price

	2009 Quarterly Projections				Annual Projections				
($ in millions, except per unit amounts)	1Q 2009	2Q 2009	3Q 2009	4Q 2009	2009	2010	2011	2012	2013
Commodity Prices (as of 12/31/08)[1]									
NYMEX Natural Gas	$5.79	$5.78	$6.08	$6.68	$6.08	$7.10	$7.26	$7.20	$7.13
NYMEX Crude Oil	$48.77	$53.51	$56.53	$58.97	$54.44	$63.88	$68.79	$71.14	$72.79
Conway Basket Average	$0.649	$0.657	$0.681	$0.710	$0.674	$0.738	$0.989	$1.023	$1.047
Mt. Belvieu Basket Average	$0.676	$0.695	$0.720	$0.747	$0.710	$0.778	$1.052	$1.088	$1.113
CIG Differential	($1.694)	($1.996)	($2.169)	($1.789)	($1.912)	($2.257)	($2.348)	($2.328)	($2.307)
PEPL Differential	($1.400)	($1.239)	($1.109)	($1.114)	($1.216)	($0.958)	($1.220)	($1.209)	($1.198)
Centerpoint Differential	($1.288)	($1.016)	($1.010)	($1.003)	($1.079)	($0.922)	($1.134)	($1.124)	($1.114)
OGT Differential	($1.400)	($1.239)	($1.109)	($1.114)	($1.216)	($0.958)	($1.111)	($1.102)	($1.091)
Financial Results[2]									
Base EBITDA	$9.2	$10.0	$10.8	$11.5	$41.4	$46.9	$62.0	$63.9	$64.9
Growth EBITDA	0.0	0.0	0.0	0.0	0.0	1.1	3.6	3.6	3.6
EBITDA	$9.2	$10.0	$10.8	$11.5	$41.4	$48.0	$65.5	$67.5	$68.5
Maintenance Capital Expenditures	(1.6)	(2.2)	(2.0)	(1.7)	(7.6)	(8.5)	(8.5)	(8.5)	(8.5)
Interest Expense[3]	(1.7)	(1.7)	(1.6)	(1.6)	(6.7)	(6.0)	(6.7)	(7.6)	(8.7)
Capital Lease Payments	(0.1)	(0.1)	(0.1)	(0.1)	(0.4)	(0.4)	(0.4)	(0.4)	(0.4)
Distributable Cash Flow	$5.7	$5.9	$7.0	$8.1	$26.7	$33.1	$49.9	$51.0	$51.0
Subordinated Debt Cash Interest	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
Remaining Common Distributable Cash Flow	$5.7	$5.9	$7.0	$8.1	$26.7	$33.1	$49.9	$51.0	$51.0
Distribution Coverage	1.2x	1.2x	1.2x	1.2x	1.2x	1.2x	1.2x	1.2x	1.2x
Cash to be Distributed/Pay Debt	$4.8	$4.9	$5.8	$6.7	$22.3	$27.6	$41.6	$42.5	$42.5
Average Common Units Outstanding	29.2	29.2	29.2	29.2	29.2	29.2	29.2	29.2	29.2
Average Subordinated Units Outstanding	3.1	3.1	3.1	3.1	3.1	3.1	3.1	3.1	3.1
Distribution Per Common Unit	$0.16	$0.17	$0.20	$0.23	$0.75	$0.93	$1.40	$1.42	$1.43
Distribution Per Subordinated Unit	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
Total Distributions Paid									
Total Distributions to Common	$4.7	$4.9	$5.7	$6.6	$21.8	$27.0	$40.8	$41.6	$41.6
Total Distributions to Subordinated	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Total Distributions to GP/IDRs	0.1	0.1	0.1	0.1	0.4	0.6	0.8	0.8	0.8
Total Distributions Paid	$4.8	$4.9	$5.8	$6.7	$22.3	$27.6	$41.6	$42.5	$42.5
Expansion Capital Expenditures	$6.9	$3.9	$3.9	$3.9	$18.5	$21.5	$21.5	$21.5	$21.5
Equity Issuance	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
Subordinated Debt Balance	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
Credit Metrics									
Senior Debt Balance	$144.6	$147.5	$150.2	$152.7	$152.7	$168.7	$181.9	$194.9	$207.9
Senior Debt/LTM EBITDA	2.40x	2.94x	3.54x	3.69x	3.69x	3.52x	2.78x	2.89x	3.03x
Covenant	4.00x	4.00x	4.00x	4.00x	4.00x	4.00x	4.00x	4.00x	4.00x
Leverage Cushion / (Excess Leverage)	$96.1	$53.3	$19.3	$12.8	$12.8	$23.2	$80.2	$74.9	$66.2
LTM EBITDA/LTM Interest Expense	5.77x	5.55x	5.72x	6.18x	6.18x	8.05x	9.73x	8.87x	7.91x
Covenant	3.00x	3.00x	3.00x	3.00x	3.00x	3.00x	3.00x	3.00x	3.00x
Coverage Cushion / (Coverage Shortage)	$4.8	$4.4	$4.4	$5.1	$21.3	$30.1	$45.3	$44.7	$42.5

[1] Based on commodity prices from Wachovia's commodities group as of December 31, 2008

[2] Based on HLND's management guidance

[3] Interest expense based on LIBOR from Wachovia Economics through 2010 and assumed to be 1.75% for 2011, 2.00% for 2012 and 2.25% for 2013

Wachovia Securities

Project Double Barrel ■ 33
New Common Equity Issuance Investor Returns Draft Based on the strip case, new common equity investors receive a 36.3% IRR on their investment at an assumed 12.5% 2013 exit yield. $120 million required to achieve debt covenant compliance GP contributes $2.4 million to maintain 2% ownership 22.9 million common units issued at current price of $5.13 per unit. 71.0% LP ownership of HLND Based on the upside case, new common equity investors receive a 47.2% IRR on their investment at an assumed 12.5% 2013 exit yield. Common Equity Investor Returns – Strip Case Common Equity Investor Returns – Upside Case ($ in millions) ($ in millions) IRR: 47.2% $350.0 $350.0 IRR: 36.3% $37.3 $300.0 $300.0 $32.7 IRR: 41.6% $250.0 $250.0 IRR: 30.6% $37.3 IRR: 37.9% $200.0 $32.7 $200.0 IRR: 26.8% $30.3 $34.0 $36.1 $38.4 $37.3 $21.2 $32.0 $32.7 $32.7 $150.0 $17.1 $150.0 $298.7 $261.4 $213.3 $100.0 $100.0 $186.7 Equity Investment Cash Flow Stream Equity Investment Cash Flow Stream $165.9 $145.2 $117.6 $117.6 $50.0 $50.0 $-$ — Transaction 2009 2010 2011 2012 2013 2013 2013 Transaction 2009 2010 2011 2012 2013 2013 2013 22.5% Exit 17.5% Exit 12.5% Exit 22.5% Exit 17.5% Exit 12.5% Exit Yield Yield Yield Yield Yield Yield New Equity Purchase Price Exit Valuation Price Distributions New Equity Purchase Price Exit Valuation Price Distributions Project Double Barrel 34

DRAFT
New Common Equity Issuance – HLND Unit DCF Analysis Draft HLND Common Unit DCF – Strip Case PV Annual Projections 12/31/2008 2009 2010 2011 2012 2013 Distribution Per Common Unit $0.75 $0.93 $1.40 $1.42 $1.43 Assumed Yield 12.5% Implied Future Unit Price $11.40 Discounted Cash Flow 1 $6.69 $0.60 $0.59 $0.71 $0.58 $4.20 1 Based on a 25.0% discount rate Common Unit DCF Sensitivity – Strip Case 2009E TEV/EBITDA Sensitivity – Strip Case 2013 Exit 2013 Exit Multiple 8.0x 6.7x 5.7x 5.0x 4.4x Multiple 8.0x 6.7x 5.7x 5.0x 4.4x Yield 12.5% 15.0% 17.5% 20.0% 22.5% Yield 12.5% 15.0% 17.5% 20.0% 22.5% Rate 20.0% $7.92 $7.15 $6.61 $6.20 $5.88 Rate 20.0% 7.8x 7.6x 7.5x 7.4x 7.3x 22.5% $7.27 $6.58 $6.09 $5.72 $5.43 22.5% 7.6x 7.5x 7.4x 7.3x 7.2x Discount 25.0% $6.69 $6.07 $5.62 $5.29 $5.03 Discount 25.0% 7.5x 7.4x 7.3x 7.2x 7.1x 27.5% $6.18 $5.61 $5.21 $4.91 $4.67 27.5% 7.4x 7.2x 7.2x 7.1x 7.0x 30.0% $5.71 $5.20 $4.83 $4.56 $4.35 30.0% 7.3x 7.2x 7.1x 7.0x 7.0x HLND Common Unit DCF – Upside Case PV Annual Projections 12/31/2008 2009 2010 2011 2012 2013 Distribution Per Common Unit $1.32 $1.48 $1.58 $1.68 $1.63 Assumed Yield 12.5% Implied Future Unit Price $13.03 Discounted Cash Flow 1 $8.30 $1.06 $0.95 $0.81 $0.69 $4.80 1 Based on a 25.0% discount rate Common Unit DCF Sensitivity – Upside Case 2009E TEV/EBITDA Sensitivity – Upside Case 2013 Exit 2013 Exit Multiple 8.0x 6.7x 5.7x 5.0x 4.4x Multiple 8.0x 6.7x 5.7x 5.0x 4.4x Yield 12.5% 15.0% 17.5% 20.0% 22.5% Yield 12.5% 15.0% 17.5% 20.0% 22.5% Rate 20.0% $9.74 $8.87 $8.25 $7.78 $7.41 Rate 20.0% 5.6x 5.4x 5.3x 5.3x 5.2x 22.5% $8.98 $8.19 $7.63 $7.21 $6.88 22.5% 5.4x 5.3x 5.2x 5.2x 5.1x Discount 25.0% $8.30 $7.59 $7.08 $6.70 $6.40 Discount 25.0% 5.3x 5.2x 5.1x 5.1x 5.0x 27.5% $7.69 $7.05 $6.59 $6.24 $5.97 27.5% 5.2x 5.1x 5.1x 5.0x 5.0x 30.0% $7.15 $6.56 $6.14 $5.83 $5.59 30.0% 5.2x 5.1x 5.0x 5.0x 4.9x Project Double Barrel 35

DRAFT
New Common Equity Issuance – HPGP Unit DCF Analysis Draft HPGP Common Unit DCF – Strip Case PV Annual Projections 12/31/2008 2009 2010 2011 2012 2013 Distribution Per Common Unit $0.05 $0.07 $0.13 $0.14 $0.14 Assumed Yield 12.5% Implied Future Unit Price $1.08 Discounted Cash Flow 1 $0.60 $0.04 $0.04 $0.07 $0.06 $0.40 1 Based on a 25.0% discount rate Common Unit DCF Sensitivity – Strip Case 2009E TEV/GP CF Sensitivity – Strip Case 2013 Exit 2013 Exit Multiple 8.0x 6.7x 5.7x 5.0x 4.4x Multiple 8.0x 6.7x 5.7x 5.0x 4.4x Yield 12.5% 15.0% 17.5% 20.0% 22.5% Yield 12.5% 15.0% 17.5% 20.0% 22.5% Rate 20.0% $0.72 $0.64 $0.59 $0.55 $0.52 Rate 20.0% 7.4x 6.7x 6.2x 5.8x 5.5x 22.5% $0.66 $0.59 $0.54 $0.51 $0.48 22.5% 6.8x 6.2x 5.7x 5.4x 5.1x Discount 25.0% $0.60 $0.54 $0.50 $0.47 $0.44 Discount 25.0% 6.3x 5.7x 5.3x 5.0x 4.7x 27.5% $0.55 $0.50 $0.46 $0.43 $0.41 27.5% 5.8x 5.3x 4.9x 4.6x 4.4x 30.0% $0.51 $0.46 $0.43 $0.40 $0.38 30.0% 5.4x 4.9x 4.6x 4.3x 4.1x HPGP Common Unit DCF – Upside Case PV Annual Projections 12/31/2008 2009 2010 2011 2012 2013 Distribution Per Common Unit $0.12 $0.36 $0.38 $0.41 $0.40 Assumed Yield 12.5% Implied Future Unit Price $3.19 Discounted Cash Flow 1 $1.86 $0.10 $0.23 $0.20 $0.17 $1.17 1 Based on a 25.0% discount rate Common Unit DCF Sensitivity – Upside Case 2009E TEV/GP CF Sensitivity – Upside Case 2013 Exit 2013 Exit Multiple 8.0x 6.7x 5.7x 5.0x 4.4x Multiple 8.0x 6.7x 5.7x 5.0x 4.4x Yield 12.5% 15.0% 17.5% 20.0% 22.5% Yield 12.5% 15.0% 17.5% 20.0% 22.5% Rate 20.0% $2.21 $2.00 $1.84 $1.73 $1.64 Rate 20.0% 12.6x 11.4x 10.5x 9.9x 9.4x 22.5% $2.03 $1.83 $1.70 $1.59 $1.51 22.5% 11.5x 10.5x 9.7x 9.1x 8.7x Discount 25.0% $1.86 $1.69 $1.57 $1.47 $1.40 Discount 25.0% 10.6x 9.7x 9.0x 8.4x 8.0x 27.5% $1.72 $1.56 $1.45 $1.36 $1.30 27.5% 9.8x 8.9x 8.3x 7.8x 7.5x 30.0% $1.59 $1.45 $1.34 $1.27 $1.21 30.0% 9.1x 8.3x 7.7x 7.3x 6.9x Project Double Barrel 36

DRAFT

MERGER COST OF CAPITAL AND LIQUIDITY ANALYSIS

Wachovia has analyzed the cost of capital and liquidity position of the gathering and processing universe of partnerships

Partnership	Current Yield	Cost of Equity[1]	Cost of Debt[2]	Total Cost of Capital[3]	Current Available Liquidity (in MMs)[4]
Western Gas Partners, LP	9.4%	9.5%	7.2%	8.4%	$98
Enterprise Product Partners L.P.	10.1%	11.7%	7.2%	9.5%	1,962
Oneok Partners, L.P.	9.5%	11.7%	8.0%	9.9%	410
Energy Transfer Partners, L.P.	10.5%	16.6%	9.2%	12.9%	1,700
Quicksilver Gas Services LP	14.8%	15.1%	15.6%	15.4%	53
Copano Energy, L.L.C.	19.5%	19.5%	14.8%	17.2%	509
Williams Partners L.P.	21.3%	26.2%	11.2%	18.7%	306
Regency Energy Partners LP	22.1%	23.0%	18.3%	20.6%	240
Targa Resources Partners LP	26.7%	29.5%	15.6%	22.5%	412
DCP Midstream Partners, LP	25.5%	30.4%	15.6%	23.0%	253
MarkWest Energy Partners, L.P.	32.1%	32.1%	16.7%	24.4%	445
Eagle Rock Energy Partners, L.P.	34.8%	35.2%	15.6%	25.4%	394
Crosstex Energy, L.P.	45.8%	60.6%	15.6%	38.1%	319
Atlas Pipeline Partners, L.P.	64.0%	82.0%	16.4%	49.2%	239
Hiland Partners, LP	**68.6%**	**89.2%**	**0.0%**	**44.6%**	**$40**

Note: Yellow shading indicates partnerships analyzed on following page

[1] Incorporates percentage of total distributions paid to the general partner

[2] Based on the partnerships' outstanding bond yields, or 15.6% for partnerships without bonds outstanding (Wachovia Midstream MLP Index average yield)

[3] Based on assumed long-term target capital structure of 50% debt / 50% equity

[4] Based on current credit facility availability plus cash, less $10 million minimum balance

WACHOVIA SECURITIES

Project Double Barrel ■ 37
Merger Ability To Pay Analysis Draft Assumptions MLP Ability to Pay1 . $12.00 Based on consensus 2009E EBITDA for potential $10.15 acquirors and Hiland 2009E EBITDA based on strip .$ 10.00 prices as of 12/31/08 from Wachovia Commodities. $8.37 50% debt / 50% equity financing. $8.00 $7.53 No premium paid for HPGP. HLND Price $6.00 (@12/31/08): 2009 EBITDA multiple based on $41.4 million. Price per HLND Unit $5.13 $5.0 million in expected synergies. Purchase $4.00 $2.00 Breakeven N/M N/M N/M $0.00 OKS WES EPD ETP CPNO WPZ Premium to HLND Price: $5.02 $3.24 $2.40 N/M N/M N/M % Premium to HLND Price: 97.9% 63.1% 46.7% N/M N/M N/M Implied Total Purchase Price (In Millions):2 $406 $389 $381 $290 $262 $174 2009E EBITDA Multiple:2 9.8x 9.4x 9.2x 7.0x 6.3x 4.2x 1 Assumes no accretion / dilution for acquiror 2 Includes purchase of HPGP at current price Project Double Barrel 38

DRAFT
Recent Midstream Transactions Draft Recent Midstream Transactions Acquiror Seller Date Price Target Description Valuation 12/8/2008 $730.0 MM DEP announced the acquisition of partnership interests in three 15.0x midstream energy companies located in Texas from affiliates of EPD EPD now owns approximately 74% of the outstanding limited partner 10.0x 6.6x units of DEP DEP paid EPD $280.5 million in cash and issued to EPD approximately 5.0x 37.3 million of DEP Class B units valued at $449.5 million Multiple could be affected by the drop-down nature of transaction where 0.0x the parent holds a significant economic interest in the underlying assets Estimated 11/11/2008 $210.0 MM Western Gas plans to acquire gathering and processing assets in the Powder River Basin from its GP sponsor Anadarko 15.0x To enhance the stability of WES’ cash flow, management plans to sign a swap agreement with APC to mitigate commodity price risk 10.0x 8.0x WES will issue a $175 million 5-year note to APC with an interest rate fixed at 4% for the first two years and then floating at LIBOR plus 150 5.0x bps. $35 million will be funded with 2.56 million common units issued to APC at $13.69/unit 0.0x Multiple could be affected by the drop-down nature of transaction where Estimated the parent holds a significant economic interest in the underlying assets 9/17/2008 $976.0 MM El Paso Pipeline Partners, L.P. (“EPB”) agreed to acquire an additional 15.0x 30% interest in Colorado Interstate Gas Company (“CIG”) and an 9.8x additional 15% interest in Southern Natural Gas Company (“SNG”) from 10.0x 8.5x 8.1x El Paso Corporation (“EP”) Funded through: $175 million of private placement debt, $65 million 5.0x cash, $10 million note to EP, 27,761,611 common units issued to EP and $240 million of assumed debt 0.0x Multiple could be affected by the drop-down nature of transaction where LTM 2008E 2009E the parent holds a significant economic interest in the underlying assets 6/30/08 9/16/2008 $236.0 MM EROC agreed to acquire 100% of the outstanding units of Millennium 15.0x Midstream Partners (“MMP”) 8.7x 8.1x MMP is a natural gas gathering and processing company located in East 10.0x Texas, Central Texas and West Texas 5.0x $181 million paid in cash and $55 million paid through the issuance EROC common units 0.0x 116.8 MMBtu/d gathered and 215 MMcf/d processed LTM 6/30/08 2009E 8/28/2008 $116.0 MM Kinder Morgan Energy Partners, L.P. (“KMP”) acquired two pipeline 15.0x systems from Knight Inc. Knight’s one-third interest in the Express-Platte crude oil pipeline systems 10.0x that run from Alberta to Illinois 6.5x A 24-mile jet fuel pipeline that serves the Vancouver, British Columbia, 5.0x airport Knight’s significant promoted interest in the assets and private company 0.0x status could account for a lower transaction multiple Estimated 4/30/2008 $184.0 MM Sunoco Logistics Partners L.P. acquired a refined produ cts pipeline 15.0x system located in Texas from affiliates of Exxon Mobil Corporation 9.2x 10.0x 472-mile refined product pipeline system in Texas and 6 refined product terminals 5.0x Initially financed with debt and support of $5.5 million from the GP of 0.0x Sunoco over 4 years to provide accretion to the common unitholders Estimated Project Double Barrel 39

DRAFT

Go Private Assumptions

General Assumptions

- 4.0 million of HLND and 8.4 million units of HPGP are purchased for total consideration of $44.2 million.
  - $6.16 per HLND unit
  - $2.37 per HPGP unit
  - 8.6x 2009E EBITDA based on strip case
- Transaction close on 12/31/08.
- $1.0 million in savings from elimination of public company costs.
- Free cash flow used to repay revolver.
  - Dividends allowed with leverage below 4.0x debt/EBITDA
- Acquisition financed with revolver and cash from equity investor(s).
  - Target leverage at close of 4.0x 2009E EBITDA
  - Existing revolver remains in place
- Requires $85.3 million in additional equity to comply with debt covenants.
- Interest expense based on current pricing grid.

Purchase Price Analysis

($ in millions, except per unit amounts)

	HLND			HPGP		
Current Units	Units	% of Total	$ Value (MM)	Units	% of Total	% Mkt Value
Harold Hamm	0	0.0%	$0.0	13,244,675	61.3%	$31.4
HPGP Ownership	5,381,471	57.6%	27.6	0	0.0%	0.0
Purchased Units						
Other Insiders	58,748	0.6%	$0.3	203,808	0.9%	$0.5
Total Insiders	5,440,219	58.2%	$27.9	13,448,483	62.2%	$31.9
Institutional Ownership	2,529,290	27.1%	13.0	6,016,139	27.8%	14.3
Public Ownership	1,372,826	14.7%	7.0	2,142,878	9.9%	5.1
Total Purchased	3,960,864	42.4%	$20.3	8,362,825	38.7%	$19.8
Total Outstanding	9,342,335	100.0%	$47.9	21,607,500	100.0%	$51.2
Current Unit Price			$5.13			$2.37
Current Market Value of Purchased Units			$20.3			$19.8
Implied Market Capitalization			$47.9			$51.2
Current Unit Price			$5.13			$2.37
% Premium			20.0%			0.0%
Purchase Price per Unit			$6.16			$2.37
Minority Stake Purchase Price			$24.4			$19.8
Implied Equity Value			$57.5			$51.2
Net Debt Outstanding			254.1			0.7
Enterprise Value			$311.6			$51.9
2009E EBITDA (Base)			$42.4			
2009E EBITDA (Upside)			$62.0			
Implied Multiple of 2009E EBITDA (Strip)			7.4x			
Implied Multiple of 2009E EBITDA (Upside)			5.0x			
Total Purchase Price						$44.2
Total Implied Equity Value						$108.7
Total Net Debt						254.8
Total Enterprise Value						$363.5
Implied Multiple of 2009E EBITDA (Strip)						8.6x
Implied Multiple of 2009E EBITDA (Upside)						5.9x

[1] Assumes savings of $450K for K-1/Tax Prep Fees, $300K of lower Board Fees and $250K of savings for Other Public Company costs (D&O, non-deal roadshow travel, conferences, etc.).

Wachovia Securities

Project Double Barrel ■ 40
Returns Analysis Draft Internal Rate of Return – Strip Case Cash On Cash Returns – Strip Case 60.0% 3.0x 2.6x 48.4% 2.4x 50.0% 2.5x 2.1x 39.8% 40.0% 36.7% 1.9x 34.5% 2.0x 31.9% 1.7x 1.4x 30.0% 28.7% 1.5x 22.3% 21.9% 1.2x 21.3% Cash on Cash Internal Rate of Return 1.0x 20.0% 1.0x 0.8x 10.0% 0.5x 0.0% 0.0x 2011 2012 2013 2011 2012 2013 7.0x EBITDA Exit Multiple 9.0x EBITDA Exit Multiple 11.0x EBITDA Exit Multiple 7.0x EBITDA Exit Multiple 9.0x EBITDA Exit Multiple 11.0x EBITDA Exit Multiple Internal Rate of Return – Upside Case Cash On Cash Returns – Upside Case 75.6% 4.0x 80.0% 3.6x 3.5x 3.5x 70.0% 63.2% 63.1% 3.0x 3.0x 2.8x 60.0% 55.1% 53.9% 2.6x 48.0% 50.0% 45.2% 48.3% 2.5x 2.2x 41.4% 1.9x 2.0x 1.8x 40.0% Cash on Cash 1.4x Internal Rate of Return 30.0% 1.5x 20.0% 1.0x 10.0% 0.5x 0.0% 0.0x 2011 2012 2013 2011 2012 2013 7.0x EBITDA Exit Multiple 9.0x EBITDA Exit Multiple 11.0x EBITDA Exit Multiple 7.0x EBITDA Exit Multiple 9.0x EBITDA Exit Multiple 11.0x EBITDA Exit Multiple Note: IRR and Cash on Cash Returns assumes 20% and 0% premium to HLND and HPGP unit price, respectively Cash on Cash Returns calculated as all equity receipts over equity investments

DRAFT

RETURNS SENSITIVITY ANALYSIS

5-Year Equity IRR – Strip Case

Premium to Unit Price	Unit Price		% Premium		Purchase	Market		TEV / 2009E	2013 Exit Multiple					
	HLND	HPGP	HLND	HPGP	Price	Cap	TEV	EBITDA	7.0x	8.0x	9.0x	10.0x	11.0x	12.0x
	$6.16	$2.37	20.0%	0.0%	$44.2	$108.7	$363.5	8.6x	21.3%	25.2%	28.7%	31.7%	34.5%	37.0%
	$6.67	$2.61	30.0%	10.0%	$48.2	$118.6	$373.4	8.8x	19.7%	23.7%	27.1%	30.1%	32.9%	35.4%
	$7.18	$2.84	40.0%	20.0%	$52.2	$128.5	$383.4	9.0x	18.3%	22.2%	25.6%	28.7%	31.4%	33.9%
	$7.70	$3.08	50.0%	30.0%	$56.2	$138.5	$393.3	9.3x	16.9%	20.8%	24.2%	27.2%	30.0%	32.5%
	$8.21	$3.32	60.0%	40.0%	$60.3	$148.4	$403.2	9.5x	15.6%	19.5%	22.9%	25.9%	28.6%	31.1%
	$8.72	$3.56	70.0%	50.0%	$64.3	$158.3	$413.1	9.7x	14.4%	18.3%	21.7%	24.7%	27.4%	29.8%

5-Year Equity IRR – Upside Case

Premium to Unit Price	Unit Price		% Premium		Purchase	Market		TEV / 2009E	2013 Exit Multiple					
	HLND	HPGP	HLND	HPGP	Price	Cap	TEV	EBITDA	7.0x	8.0x	9.0x	10.0x	11.0x	12.0x
	$6.16	$2.37	20.0%	0.0%	$44.2	$108.7	$363.5	5.9x	41.4%	45.1%	48.3%	51.3%	53.9%	56.4%
	$6.67	$2.61	30.0%	10.0%	$48.2	$118.6	$373.4	6.0x	38.8%	42.5%	45.8%	48.7%	51.4%	53.8%
	$7.18	$2.84	40.0%	20.0%	$52.2	$128.5	$383.4	6.2x	36.4%	40.2%	43.4%	46.3%	49.0%	51.4%
	$7.70	$3.08	50.0%	30.0%	$56.2	$138.5	$393.3	6.3x	34.2%	38.0%	41.2%	44.2%	46.8%	49.3%
	$8.21	$3.32	60.0%	40.0%	$60.3	$148.4	$403.2	6.5x	32.2%	35.9%	39.2%	42.1%	44.8%	47.2%
	$8.72	$3.56	70.0%	50.0%	$64.3	$158.3	$413.1	6.7x	30.3%	34.0%	37.3%	40.2%	42.9%	45.3%

WACHOVIA SECURITIES

Project Double Barrel 42

SOURCES AND USES, CAPITALIZATION AND CREDIT METRICS – STRIP CASE

Sources and Uses

($ in Millions)

Sources		Uses	
New Equity (Cash to Delever)	$85.3	Partial Repayment of Debt	$85.3
New Equity (Cash to HLND & HPGP)	44.2	Purchase of Public Equity	44.2
Revolver	2.0	Fees and Expenses	2.0
Total Sources	$131.5	Total Uses	$131.5

Pro Forma Capitalization

($ in Millions)	Pro Forma Capitalization		Cumulative PF 12/31/2009 Leverage [1]	Cumulative PF 12/31/2010 Leverage [2]
	$	%		
Revolver	$169.5	46.1%		
Total Senior Secured Debt	169.5	46.1%	4.0x	3.5x
Capital Leases	4.6	1.2%		
Total Debt	174.1	47.3%	4.1x	3.6x
Equity	194.0	52.7%		
Total Capitalization	$368.1	100.0%	8.7x	7.5x

[1] Based on Pro Forma 12/31/09 Adjusted EBITDA of: $42.4

[2] Based on Pro Forma 12/31/10 Adjusted EBITDA of: $49.0

Credit Metrics[1]

($ in Millions)	2008	Projected 2009	2010	2011	2012	2013
Revenue	$387.7	$309.9	$381.9	$418.3	$420.8	$421.6
% Growth	*n/a*	*(20.1%)*	*23.2%*	*9.5%*	*0.6%*	*0.2%*
EBITDA	$66.4	$42.4	$49.0	$66.5	$68.5	$69.5
% Margin	*17.1%*	*13.7%*	*12.8%*	*15.9%*	*16.3%*	*16.5%*
Less: Working Capital Usage		($3.4)	$0.7	$1.5	$0.2	$0.2
Less: Total Cash Interest Expense		7.1	6.3	8.9	11.0	11.9
Less: Maintenance Capital Expenditures		7.6	8.5	8.5	8.5	8.5
Less: Expansion Capital Expenditures		18.5	21.5	21.5	21.5	21.5
Free Cash Flow Before Debt Repayment		$12.6	$12.0	$26.1	$27.3	$27.5
Less: Scheduled Debt Repayment		0.0	0.0	0.0	0.0	0.0
Excess Cash Flow Available for Debt Sweep, Incremental CapEx or Dividends		$12.6	$12.0	$26.1	$27.3	$27.5
Revolver (Repayments)/Borrowings		($4.6)	$26.3	$70.3	$7.7	$4.3
Equity (Infusion)/Dividend		$8.0	$38.3	$96.3	$35.0	$31.8
Cash Balance (End of Year)	$4.0	$4.0	$4.0	$4.0	$4.0	$4.0
Senior Secured Debt Balance (End of Year)	$169.5	$165.0	$191.3	$261.6	$269.3	$273.5
Total Debt Balance (End of Year)	$174.1	$169.5	$195.9	$266.2	$273.9	$278.1
Leverage Statistics						
Senior Secured Debt / EBITDA	2.6x	3.9x	3.9x	3.9x	3.9x	3.9x
Total Debt / EBITDA	2.6x	4.0x	4.0x	4.0x	4.0x	4.0x
EBITDA / Interest Expense	11.2x	6.0x	7.8x	7.5x	6.3x	5.9x

[1] Assumes 12/31/08 close

WACHOVIA SECURITIES

Project Double Barrel ■ 43

SOURCES AND USES, CAPITALIZATION AND CREDIT METRICS – UPSIDE CASE

Sources and Uses

($ in Millions)

Sources		Uses	
New Equity (Cash to Delever)	$85.3	Partial Repayment of Debt	$85.3
New Equity (Cash to HLND & HPGP)	44.2	Purchase of Public Equity	44.2
Revolver	2.0	Fees and Expenses	2.0
Total Sources	$131.5	Total Uses	$131.5

Pro Forma Capitalization

($ in Millions)

	Pro Forma Capitalization $	Pro Forma Capitalization %	Cumulative PF 12/31/2009 Leverage [1]	Cumulative PF 12/31/2010 Leverage [2]
Revolver	$169.5	46.1%		
Total Senior Secured Debt	169.5	46.1%	2.7x	2.3x
Capital Leases	4.6	1.2%		
Total Debt	174.1	47.3%	2.8x	2.4x
Equity	194.0	52.7%		
Total Capitalization	$368.1	100.0%	5.9x	5.0x

[1] Based on Pro Forma 12/31/09 Adjusted EBITDA of: $62.0

[2] Based on Pro Forma 12/31/10 Adjusted EBITDA of: $73.2

Credit Metrics[1]

($ in Millions)

	2008	Projected 2009	2010	2011	2012	2013
Revenue	$387.7	$421.2	$477.6	$517.0	$543.7	$543.0
% Growth	*n/a*	*8.6%*	*13.4%*	*8.3%*	*5.2%*	*(0.1%)*
EBITDA	$66.4	$62.0	$73.2	$78.1	$82.7	$81.7
% Margin	*17.1%*	*14.7%*	*15.3%*	*15.1%*	*15.2%*	*15.0%*
Less: Working Capital Usage		($1.7)	$1.1	$0.5	$0.5	$0.0
Less: Total Cash Interest Expense		8.3	8.9	11.4	12.9	14.0
Less: Maintenance Capital Expenditures		7.6	8.5	8.5	8.5	8.5
Less: Expansion Capital Expenditures		18.5	21.5	21.5	21.5	21.5
Free Cash Flow Before Debt Repayment		$29.3	$33.2	$36.2	$39.4	$37.7
Less: Scheduled Debt Repayment		0.0	0.0	0.0	0.0	0.0
Excess Cash Flow Available for Debt Sweep, Incremental CapEx or Dividends		$29.3	$33.2	$36.2	$39.4	$37.7
Revolver (Repayments)/Borrowings		$73.7	$44.9	$19.6	$18.6	($4.1)
Equity (Infusion)/Dividend		$103.0	$78.1	$55.7	$57.9	$33.6
Cash Balance (End of Year)	$4.0	$4.0	$4.0	$4.0	$4.0	$4.0
Senior Secured Debt Balance (End of Year)	$169.5	$243.3	$288.2	$307.7	$326.3	$322.2
Total Debt Balance (End of Year)	$174.1	$247.8	$292.7	$312.3	$330.9	$326.8
Leverage Statistics						
Senior Secured Debt / EBITDA	2.6x	3.9x	3.9x	3.9x	3.9x	3.9x
Total Debt / EBITDA	2.6x	4.0x	4.0x	4.0x	4.0x	4.0x
EBITDA / Interest Expense	11.2x	7.5x	8.2x	6.8x	6.4x	5.8x

[1] Assumes 12/31/08 close

WACHOVIA SECURITIES

Project Double Barrel ■ 44

Appendix

DRAFT
High Yield Market Conditions

DRAFT
Historical Trading Analysis Draft Midstream Bonds Performance vs. Broader Market 42.00% Change From: 1 Week 1 Month 1 Year Midstream Index (22) bps 10 bps 917 bps BB Index (38) bps (137) bps 636 bps B Index (38) bps (137) bps 636 bps 34.80% CCC Index (526) bps (416) bps 2,114 bps 33.92% 27.60% 20.40% 18.65% 16.87% 14.66% 13.20% 6.00% 8 8 8 8 8 8 8 — 07 08 — - 0 — 0 — 0 — 0 08 — - 08 — 0 08 - 08 — - 0 — 0 c b r y l g e an e p a Ju u ct D J F Mar A M Jun A Sep O Nov Dec Midstream Index BB Index B Index CCC Index Source: FT Interactive and Wachovia Securities Project Double Barrel 47

DRAFT
Recently Priced High Yield Deals Draft Recently Priced High Yield Deals Final Pricing vs. Date Company Security Maturity Call Feature Amount Price Talk At Issue Yield STT Rating Dec-16-08 Kansas City Southern Co. Sr. Notes 2013 NC3 $190 Inside 16.500% 1,501 B2/BB-Dec-09-08 El Paso Corp Sr. Notes 2013 NC5 $500 Inside 15.250% 1,362 Ba3/BB-Oct-30-08 MGM Mirage Sr. Secured 1st Priority Notes 2013 NCL $750 Inside 15.000% 1,225 Ba1/BB Sep-24-08 Perkins & Marie Callenders Sr. Secured Notes 2013 NC3 $132 n/a 15.750% n/a Not Rated Sep-19-08 SunGard Data Systems Sr. Notes 2015 NC4 $500 Inside 10.875% 769 Caa1/B Sep-12-08 Frontier Oil Corp Sr. Notes 2016 NC4 $200 High 8.750% 482 Ba3/BB Sep-11-08 Clear Channel Communications Sr. Notes 2016 NC4 $228 High 18.012% 1,459 Caa1/CCC+ Sep-10-08 Sabine Pass LNG LP Sr. Secured 1st Lien Notes 2016 NCL $145 High 11.519% 840 B2/B+ Quarterly High Yield New Issuance Since 2002 $60 $50 Billions) $40 in $ $30 ( Volume $20 $10 $0 1Q02 3Q02 4Q02 1Q03 2Q03 3Q03 4Q03 1Q04 2Q04 3Q04 2Q06 3Q06 4Q06 1Q07 2Q07 3Q07 4Q07 1Q08 2Q08 8 2Q02 4Q04 1Q05 2Q05 3Q05 4Q05 1Q06 3Q0 4Q08 Source: IFR Markets Project Double Barrel 48

DRAFT
Midstream High Yield Issuers Draft Midstream High Yield Issuers ($ in Millions) LTM Total Debt / Issue Next Call December 31, 2008 Issuer EBITDA EBITDA Security Amount Coupon Rating Maturity Date Price Price YTW STW Atlas Pipeline Partners, L.P. $305.6 4.7x Sr. Notes $250.0 8.750% B3/B- 05/15/18 06/15/13 104.375 65.500 15.93% 1,374 Copano Energy, L.L.C. $210.0 4.6x Sr. Notes $300.0 7.750% B1/B+ 06/01/18 06/01/13 103.875 67.500 14.09% 1,189 Holly Energy Partners, L.P. $81.5 5.0x Sr. Notes $185.0 6.250% B1/B+ 03/01/15 03/01/10 103.125 67.000 14.54% 1,291 Inergy, L.P. $243.7 4.5x Sr. Notes $200.0 8.250% B1/B+ 03/01/16 03/01/11 104.125 78.000 13.07% 1,120 MarkWest Energy Partners, L.P. $293.0 3.4x Sr. Notes $500.0 8.750% B2/B+ 04/15/18 04/15/13 104.375 62.000 17.03% 1,484 Regency Energy Partners L.P. $249.0 4.0x Sr. Notes $357.5 8.375% B1/B 12/15/13 12/15/10 104.188 68.500 18.33% 1,685 Targa Resources, Inc $195.6 6.1x Sr. Notes $250.0 8.500% B3/CCC+ 11/01/13 11/01/09 104.250 54.000 25.64% 2,422 Targa Resources Partners, L.P. $222.6 2.7x Sr. Notes $250.0 8.250% B2/B 07/01/16 07/01/12 104.125 62.000 17.57% 1,549 Mean 65.563 17.02% 1,514 Note: Adjusted for publicly announced transactions Source: FT Interactive, Wachovia Securities and Public Filings